As filed with the Securities and Exchange Commission on November 6, 2002

            (S-4) Registration No. 333- /(S-3) Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
        (with respect to 6.52% Convertible Senior Subordinated Notes due
               December , 2009 being issued in the exchange offer)
                               ___________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
   (with respect to the additional 6.52% Convertible Senior Subordinated Notes
                   due December   , 2009 being offered for cash)
                               ___________________

                                 ALKERMES, INC.
             (Exact name of registrant as specified in its charter)


          Pennsylvania                            2834                        23-2472830
(State or other jurisdiction of       (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)       Classification Code Number)       Identification Number)

              88 Sidney Street, Cambridge, Massachusetts 02139-4136
                            Telephone: (617) 494-0171
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Richard F. Pops, Chief Executive Officer, Alkermes, Inc.
              88 Sidney Street, Cambridge, Massachusetts 02139-4234
                            Telephone: (617) 494-0171
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________

                                             Copies to:
      Morris Cheston, Jr., Esq.                    Abigail Arms, Esq.                Mitchell S. Bloom, Esq.
Ballard Spahr Andrews & Ingersoll, LLP             Shearman & Sterling           Testa, Hurwitz & Thibeault, LLP
    1735 Market Street, 51st Floor            801 Pennsylvania Avenue, N.W.              125 High Street
   Philadelphia, Pennsylvania 19103              Washington, D.C. 20004            Boston, Massachusetts 02110
      Telephone: (215) 665-8900                 Telephone: (202) 508-8000           Telephone: (617) 248-7000

                           __________________________

           Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                 CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
       Title of Each Class                                         Proposed Maximum    Proposed Maximum
        of Securities to                      Amount to be             Offering            Aggregate               Amount of
          be Registered                       Registered(1)         Price Per Unit      Offering Price         Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
6.52% Convertible Senior Subordinated           $115,000,000              100%           $115,000,000(1)          $10,580(2)
Notes due December   , 2009
-------------------------------------------------------------------------------------------------------------------------------
6.52% Convertible Senior Subordinated            $50,000,000              100%            $50,000,000              $4,600(2)
Notes due December   , 2009 (3)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share        2,294,243 shares(4)       $9.38(5)           21,520,000(5)           $1,980
-------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                            $17,160
-------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, this amount is the market value as of November 5, 2002 of the maximum amount of 3.75% Convertible Subordinated Notes due 2007 (the "existing notes") that may be received by the Registrant from tendering holders in the exchange offer.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3) We are registering an additional amount of new notes to be offered for cash to holders of existing notes who participate in the exchange offer.

(4) The 2,294,243 shares of common stock that are being registered represent an estimate of the number of shares that would be issued if the Registrant elects to pay the two-year interest make-whole provision in common stock instead of cash under the terms of the new notes. Also includes such indeterminate number of shares of common stock as shall be issuable upon conversion of the new notes being registered hereunder. No additional consideration shall be received for the common stock issuable upon conversion of the new notes and therefore no registration fee is required pursuant to Rule 457 under the Securities Act.

(5) Estimated in accordance with Rule 457(c) and Rule 457(d) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low price of the Registrant's common stock as reported on The Nasdaq National Market on October 31, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 6, 2002

PROSPECTUS

                                 [ALKERMES LOGO]

                                 EXCHANGE OFFER

    6.52% Convertible Senior Subordinated Notes due December   , 2009 for its
                  3.75% Convertible Subordinated Notes due 2007

                                 AND THE SALE OF

      up to $50,000,000 of its 6.52% Convertible Senior Subordinated Notes
                              due December   , 2009
                                _________________

     If you elect to participate, for each $1,000 principal amount of our 3.75% Convertible Subordinated Notes due 2007, you will receive from us $575 principal
amount of our 6.52% Convertible Senior Subordinated Notes due December   , 2009.
The new notes will be issued in denominations of $1,000 and any integral multiples of $1,000. Alkermes will pay any fractional existing notes in cash. If you tender existing notes in the exchange offer, you will have the right to participate in the cash offer in which we are offering up to $50 million of
additional 6.52% Convertible Senior Subordinated Notes due December   , 2009.

     The exchange offer will expire at 5:00 p.m., New York City time, on [    ],
2002, unless we extend the offer.

     Our common stock is traded on The Nasdaq National Market under the symbol "ALKS." On November 5, 2002, the last reported sale price of our common stock on The Nasdaq National Market was $10.73 per share.

           We are mailing this prospectus and the letter of transmittal on
[    ], 2002.

                                _________________

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO PARTICIPATE IN THIS EXCHANGE OFFER OR PURCHASE ADDITIONAL 6.52% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE DECEMBER , 2009.

     We have retained Georgeson Shareholder Communications Inc. as our information agent to assist you in connection with the exchange offer. You may call Georgeson Shareholder Communications Inc. at (866) 318-0506 (toll free), to receive additional documents and to ask questions.

                               ___________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ___________________

                   The Dealer Manager for the Exchange Offer:

                           U.S. BANCORP PIPER JAFFRAY

                  THIS PROSPECTUS IS DATED __________ __, 2002.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS.

                                 ______________

                                TABLE OF CONTENTS



Summary........................................................................3
Risk Factors..................................................................16
Special Note Regarding Forward-Looking Statements.............................30
Use of Proceeds...............................................................31
Price Range of Common Stock...................................................31
Dividend Policy...............................................................31
Ratio of Earnings to Fixed Charges............................................31
Capitalization................................................................32
Selected Historical Consolidated Financial Data...............................33
The Exchange Offer............................................................34
Cash Offer of Additional New Notes............................................42
Description of New Notes......................................................43
Description of Existing Notes.................................................57
Description of Capital Stock..................................................69
Book-Entry System - The Depository Trust Company..............................71
United States Federal Income Tax Considerations...............................73
Plan of Distribution..........................................................80
Legal Matters.................................................................81
Experts.......................................................................81
Where You Can Find More Information...........................................82

                                     SUMMARY

         This summary does not contain all of the information you should consider before exchanging your existing notes for the new notes or investing in additional new notes. For a more complete understanding of us and this exchange offer, we encourage you to read this entire prospectus and the documents to which we refer you. The term "new notes" refers to the 6.52% Convertible Senior Subordinated Notes due December , 2009 offered by this prospectus. The term "existing notes" refers to our existing 3.75% Convertible Subordinated Notes due 2007 to be exchanged for the new notes in the exchange offer. You should read this entire prospectus carefully. Unless otherwise indicated, "we," "us," "our" and similar terms refer to Alkermes, Inc. and its subsidiaries.

                                   OUR COMPANY

         We are an emerging pharmaceutical company that develops therapeutic products based on our formulation expertise and proprietary drug delivery technologies. Our product development strategy is twofold. We partner with many of the world's finest pharmaceutical companies and we also develop novel, proprietary drug candidates for our own account. We have a broad pipeline of products and product candidates, including two marketed products, several product candidates at various stages of clinical development and others at earlier stages of development. Our products are based on controlled, extended-release dosage forms of injectable drugs using our ProLease(R) and Medisorb(R) delivery systems, and the development of inhaled pharmaceuticals based on our proprietary Advanced Inhalation Research, Inc. ("AIR(TM)") pulmonary delivery system. In addition to our Cambridge, Massachusetts headquarters and research and manufacturing facilities, we operate research and manufacturing facilities in Ohio. Some of our key products include:

     o Risperdal Consta(TM)is a long-acting formulation of Janssen Pharmaceutica Inc.'s ("Janssen") anti-psychotic drug RISPERDAL(R)based on our Medisorb technology. RISPERDAL is the most commonly prescribed drug for the treatment of schizophrenia in the world and had sales of over $1.8 billion in 2001. In August 2001, Janssen filed a New Drug Application, or NDA, for Risperdal Consta with the U.S. Food and Drug Administration ("FDA") and similar regulatory filings have been submitted in more than 30 countries around the world. On June 28, 2002, Johnson & Johnson PRD ("J&J PRD"), an affiliate of Janssen, received a non-approvable letter for Risperdal Consta from the FDA and is currently working to respond to the FDA's concerns. There can be no assurance that the issues raised in the letter will be resolved on a timely basis, if at all. Since August 2002, Risperdal Consta has been approved in seven countries around the world and launched in Austria, Germany and the United Kingdom. We are the exclusive manufacturer of Risperdal Consta for Janssen.

     o Nutropin Depot(R)is a long-acting ProLease formulation of rhGH that we developed in collaboration with Genentech, the leading supplier of rhGH in the United States. rhGH is approved for use in the treatment of children with growth hormone deficiency, or GHD, which results in short stature and potentially other developmental deficits, Turner's syndrome, chronic renal insufficiency and other indications. Our extended-release formulation, approved by the FDA in December 1999 for use in GHD children and commercially launched by Genentech in June 2000, requires only one or two doses per month compared to current growth hormone therapies that require multiple doses per week. We and Genentech have also agreed to continue the clinical development for Nutropin Depot in adults with GHD, and have initiated a Phase III clinical trial with Genentech, which commenced in December 2001.

     o Vivitrex(TM), our most advanced proprietary product candidate, is a long-acting Medisorb formulation of naltrexone, an FDA-approved treatment for alcoholism and opiate abuse.

          Naltrexone is currently available in a daily oral-dosage form. There are over 2.5 million people in the United States who seek treatment for alcoholism each year. We believe there is a significant need for a product that will help improve compliance in this patient population. In October 2001, we completed a second trial, which was a multi-center clinical trial, of Vivitrex, the data from which was presented at the Annual Meeting of the American College of Neuropsychopharmacology. This trial tested the safety, tolerability and pharmacokinetics of repeat doses of Vivitrex administered monthly to alcohol-dependent patients. In March 2002, we initiated a Phase III clinical trial in alcohol-dependent patients testing the safety and efficacy of repeat doses of Vivitrex. We plan to manufacture Vivitrex for both clinical trials and commercial sales, if any.

     o Inhaled epinephrine is our leading proprietary product based on our AIR pulmonary delivery technology that we are developing for the treatment of anaphylaxis, which is a sudden, often severe, systemic allergic reaction. Currently, patients self-administer epinephrine by injection. We believe that an inhaled dosage form of epinephrine may offer patients significant advantages over the injection method, such as ease of use and titration of doses. In August 2002, we completed our second Phase I study of inhaled epinephrine.

         We have additional products in clinical trials with our partners, including a long-acting injectable form of r-hFSH, recombinant human follicle stimulating hormone, for the treatment of infertility, with Serono S.A., a long-acting injectable form of AC2993 (synthetic Exendin-4), for the treatment of Type II diabetes, with Amylin Pharmaceuticals, Inc. and pulmonary formulations of insulin and rhGH with Eli Lilly and Company.

         Below is a summary of our key proprietary and collaborators' product candidates and their respective stages of clinical development.

------------------------------------------------------------------------------------------------------------
PRODUCT                                                                      PHASE OF CLINICAL
CANDIDATE                          INDICATION                                DEVELOPMENT (1)
------------------------------------------------------------------------------------------------------------
Nutropin Depot                     Pediatric growth hormone deficiency       Marketed
Risperdal Consta                   Schizophrenia                             (2)
Vivitrex                           Alcohol dependence                        Phase III
Vivitrex                           Opioid dependence                         Phase II
Nutropin Depot                     Adult growth hormone deficiency           Phase III
Medisorb AC2993 (Exendin-4)        Diabetes                                  Phase II
AIR Epinephrine                    Anaphylaxis                               Phase I completed
ProLease r-hFSH                    Infertility                               Phase I completed
AIR Insulin                        Diabetes                                  Undisclosed
AIR hGH                            Growth hormone deficiency                 Phase I completed
AIR small molecule products        Respiratory disease                       Phase I completed/Preclincal
------------------------------------------------------------------------------------------------------------

_______________

(1) "Phase II" clinical trials indicates that the trial is being conducted in patients and is to provide information on dosing and is testing for safety and preliminary evidence of efficacy. "Phase III" clinical trials indicates that the trial is being conducted in patients and is testing the safety and efficacy of the compound. "Preclinical" indicates that we or our partners are conducting formulation, efficacy, pharmacology and/or toxicology testing of a compound in animal models or biochemical assays.

(2) Approved for marketing in the United Kingdom, Germany, Mexico, Austria, New Zealand, Switzerland and the Netherlands. An affiliate of our collaborative partner received a non-approvable letter from the FDA.

         Our principal executive offices are located at 88 Sidney Street, Cambridge, Massachusetts 02139 and our telephone number is (617) 494-0171.

_________________________

         Alkermes(R), the Alkermes logo, ProLease(R) and Medisorb(R) are registered trademarks of Alkermes, Inc. AIR(TM) and Vivitrex(TM) are trademarks of Alkermes, Inc. Nutropin Depot(R) is a registered trademark of Genentech, Inc. RISPERDAL(R) is a registered trademark, and Risperdal Consta(TM) is a trademark of Janssen Pharmaceutica Products, LP.

                               THE EXCHANGE OFFER

                           TERMS OF THE EXCHANGE OFFER

         We have summarized the terms of the exchange offer in this section. Before you decide whether to tender your existing notes in this offer, you should read the detailed description of the offer under "The Exchange Offer" and of the new notes under "Description of New Notes" for further information.

TERMS OF THE EXCHANGE OFFER........    We are offering up to $115,000,000
                                       principal amount of new notes for up to
                                       an aggregate principal amount of
                                       $200,000,000 of our existing notes. We
                                       are offering to exchange $575 principal
                                       amount of new notes for each $1,000
                                       principal amount of our existing notes.
                                       New notes will be issued in denominations of $1,000 and any integral multiple of $1,000. Any fractional existing notes tendered in this offer will be settled in cash.

                                       You may tender all, some or none of your existing notes. We may pay interest on the new notes in cash or shares of our common stock, solely at our option.

CONVERSION PRICE...................    The new notes will be convertible into
                                       our common stock at any time prior to
                                       maturity at a conversion price equal to a 17 1/2% premium over the daily volume-weighted average closing price of our common stock for the five trading days immediately preceding the second trading day prior to the expiration date of the exchange offer, subject to adjustment upon certain events.

EXPIRATION DATE;
EXTENSION; TERMINATION.............    The exchange offer and withdrawal rights
                                       will expire at 5:00 p.m., New York City
                                       time on [ ], 2002, or any subsequent date to which we extend it. We may extend the expiration date for any reason. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m. New
                                       York City time, on the next business day after the previously scheduled expiration date. If we extend the expiration date, you must tender your existing notes prior to the date identified in the press release or public announcement if you wish to participate in the exchange offer. We have the right to:

                                       o    extend the expiration date of the
                                            exchange offer and retain all
                                            tendered existing notes, subject to
                                            your right to withdraw your tendered
                                            existing notes; and

                                       o    waive any condition or otherwise
                                            amend the terms of the exchange
                                            offer in any respect, other than the
                                            condition that the registration
                                            statement be declared effective.

CONDITIONS TO THE
EXCHANGE OFFER.....................    The exchange offer is subject to the
                                       registration statement and any
                                       post-effective amendment to the
                                       registration statement covering the new
                                       notes being effective under the
                                       Securities Act of 1933. The exchange
                                       offer also is subject to customary
                                       conditions, which we may waive.

WITHDRAWAL RIGHTS..................    You may withdraw a tender of your
                                       existing notes at any time before the
                                       exchange offer expires by delivering a
                                       written notice of withdrawal to State
                                       Street Bank and Trust Company, the
                                       exchange agent, before the expiration
                                       date. If you change your mind, you may
                                       retender your existing notes by again
                                       following the exchange offer procedures
                                       before the exchange offer expires. In
                                       addition, if you tender existing notes
                                       and we have not accepted them for
                                       exchange by [ ], 2002, you may therefore withdraw your existing notes at any time in the period beginning on that date and ending on the date we do accept your existing notes for exchange.

PROCEDURES FOR TENDERING
OUTSTANDING EXISTING
NOTES..............................    If you hold existing notes through a
                                       broker, dealer, commercial bank, trust
                                       company or other nominee, you should
                                       contact that person promptly if you wish to tender your existing notes. Tenders of your existing notes will be effected by book-entry transfers through The
                                       Depository Trust Company.

                                       If you hold existing notes through a
                                       broker, dealer, commercial bank, trust
                                       company or other nominee, you also may
                                       comply with the procedures for guaranteed delivery.

                                       Please do not send letters of transmittal to us. You should send those letters to State Street Bank and Trust Company, the exchange agent, at one of its offices as indicated under "The Exchange Offer," at the end of this prospectus or in the letters of transmittal. The exchange agent can answer your questions regarding how to tender your existing notes.

ACCRUED INTEREST ON
EXISTING NOTES.....................    Existing note holders will receive
                                       accrued and unpaid interest on any
                                       existing notes accepted in the exchange
                                       offer. The amounts of accrued interest
                                       will be calculated from the last interest payment date up to but excluding the closing date of the exchange offer.

INTEREST ON NEW NOTES..............    Interest on the new notes will be payable
                                       in cash or shares of our common stock,
                                       solely at our option, at a rate of 6.52%
                                       per year, payable on June    and December
                                          of each year, commencing on June   ,
                                       2003. If we elect to pay interest in
                                       common stock, the shares of common stock will be valued at 90% of the average of the closing price for each of the five trading days immediately preceding the second trading day prior to the interest payment date. Interest on new notes will begin to accrue as of the closing date of the exchange offer.

INFORMATION AGENT..................    Georgeson Shareholder Communications Inc.

EXCHANGE AGENT.....................    State Street Bank and Trust Company

DEALER MANAGER.....................    U.S. Bancorp Piper Jaffray

RISK FACTORS.......................    You should carefully consider the matters
                                       described under "Risk Factors," as well
                                       as other information set forth in or
                                       incorporated by reference in this
                                       prospectus and in the letter of
                                       transmittal, including the information
                                       about us as referred to under "Where You
                                       Can Find More Information."

DECIDING WHETHER TO
PARTICIPATE IN THE
EXCHANGE OFFER.....................    Neither we nor our officers or directors
                                       make any recommendation as to whether you should tender or refrain from tendering all or any portion of your existing notes in the exchange offer. Further, we have not authorized anyone to make any such recommendation. You must make your own decision whether to tender your existing notes in the exchange offer and, if so, the aggregate amount of existing notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisers, if any, based on your own financial position and requirements.

CONSEQUENCES OF NOT
EXCHANGING EXISTING
NOTES..............................    If you do not exchange your existing
                                       notes in the exchange offer, your
                                       existing notes will be subordinated to
                                       the new notes. Further, the liquidity and trading market for existing notes not tendered in the exchange offer could be adversely affected to the extent a significant number of the existing notes are tendered and accepted in the exchange offer.

CASH OFFER.........................    If you tender some or all of your
                                       existing notes, and you would be
                                       interested in participating in the cash
                                       offer of additional new notes, you should contact the placement agent.

TAX CONSEQUENCES...................    Please see "United States Federal Income
                                       Tax Considerations."

INSUFFICIENCY OF EARNINGS
TO COVER FIXED CHARGES.............    Earnings were insufficient to cover fixed
                                       charges in the following amounts: $9.9
                                       million in fiscal 1998; $30.0 million in fiscal 1999; $53.4 million in fiscal
                                       2000; $49.1 million in fiscal 2002; and
                                       $108.3 million in the three months ended
                                       June 30, 2002. In fiscal 2001, earnings
                                       were sufficient to cover fixed charges
                                       and the ratio of earnings to fixed
                                       charges was 0.13x.


                                 THE CASH OFFER

                             TERMS OF THE CASH OFFER

We are separately offering up to $50 million aggregate principal amount of additional new notes for cash to holders of existing notes who participate in the exchange offer.

CASH OFFER FOR ADDITIONAL
NEW NOTES..........................    The discussion under the heading "Cash
                                       Offer of Additional New Notes" provides
                                       further information regarding the cash
                                       offer.

USE OF PROCEEDS....................    We intend to use the net proceeds, if
                                       any, received from the sale for cash of
                                       the additional new notes for general
                                       corporate purposes, including research,
                                       development and clinical trial
                                       activities, especially for proprietary
                                       compounds, and for manufacturing
                                       facilities and equipment.

PLACEMENT AGENT....................    U.S. Bancorp Piper Jaffray

                   COMPARISON OF NEW NOTES AND EXISTING NOTES

         The following is a brief summary of the terms of the new notes and the existing notes. For a more detailed description of the new notes, see "Description of New Notes."

                                        NEW NOTES                                    EXISTING NOTES
                                        ----------------------------------------     -----------------------------------------------
SECURITIES........................      Up to $165,000,000 principal amount of       $200,000,000 principal amount of 3.75%
                                        6.52% Convertible Senior Subordinated        Convertible Subordinated Notes due 2007.
                                        Notes due December   , 2009, of which up
                                        to $115,000,000 are being offered in the
                                        exchange offer and up to $50,000,000 are
                                        being offered in the cash offer.  The
                                        new notes will be issued in principal
                                        amounts of $1,000 and integral multiples
                                        of $1,000.

ISSUER............................      Alkermes, Inc.                               Alkermes, Inc.

MATURITY..........................      December  , 2009.                            February 15, 2007.

INTEREST..........................      The new notes will bear interest at an       The existing notes bear interest at an
                                        annual rate of 6.52% payable in cash or,     annual rate of 3.75%.  Interest is
                                        at our option, in common stock.  If we       payable on February 15 and August 15 of
                                        elect to pay interest in common stock,       each year, beginning August 15, 2000.
                                        the shares of common stock will be valued
                                        at 90% of the average of the closing
                                        price for each of the five days
                                        immediately preceding the second trading
                                        day prior to the interest payment date.
                                        Interest will be payable on June   and
                                        December   of each year, beginning
                                        June  , 2003.

                                        NEW NOTES                                    EXISTING NOTES
                                        ----------------------------------------     -----------------------------------------------
CONVERSION - GENERAL..............      The new notes will be convertible into       The existing notes are convertible into
                                        common stock at any time prior to maturity   common stock at any time prior to
                                        at a conversion price equal to a 17 1/2%     maturity at a conversion price of $67.75
                                        premium over the daily volume-weighted       per share, subject to adjustment upon
                                        average closing price of our common stock    certain events.
                                        for the five trading days immediately
                                        preceding the second trading day prior to
                                        the expiration date of the exchange offer,
                                        subject to adjustment upon certain events.

AUTO-CONVERSION...................      We may elect to automatically convert        None.
                                        some or all of the new notes on or prior
                                        to maturity if the closing price of our
                                        common stock has exceeded 150% of the
                                        conversion price for at least 20 trading
                                        days during any 30-day trading period,
                                        ending within five trading days prior to
                                        the notice of automatic conversion.

PROVISIONAL
REDEMPTION........................      None.                                        We may redeem some or all of the existing
                                                                                     notes at any time prior to February 19,
                                                                                     2003 if the price of our common stock
                                                                                     exceeds 200% of the conversion price for
                                                                                     at least 20 out of 30 trading days prior
                                                                                     to redemption.

OPTIONAL REDEMPTION...............      We may redeem some or all of the new         We may redeem some or all of the existing
                                        notes on or after January    , 2005 at       notes on or after February 19, 2003 at
                                        declining redemption prices plus accrued     declining redemption prices plus accrued
                                        and unpaid interest.                         and unpaid interest.

                                        NEW NOTES                                    EXISTING NOTES
                                        ----------------------------------------     -----------------------------------------------
INTEREST MAKE-WHOLE
PROVISIONS DURING FIRST
TWO YEARS

      UPON AUTO-CONVERSION........      If an automatic conversion occurs on or      None.
                                        prior to December  , 2004, we will pay
                                        additional interest in cash or, at our
                                        option, in common stock equal to two full
                                        years of interest on the converted new
                                        notes, less any interest paid or provided
                                        for on the new notes prior to automatic
                                        conversion. If we elect to pay the
                                        additional interest in common stock, the
                                        shares of common stock will be valued at
                                        90% of the average closing price of our
                                        common stock for the five trading days
                                        immediately preceding the second trading
                                        day prior to the conversion date.

      UPON VOLUNTARY CONVERSION...      If you elect to voluntarily convert your     None.
                                        new notes prior to December  , 2004 and
                                        prior to notice of auto-conversion, we
                                        will pay additional interest in cash or,
                                        at our option, in common stock equal to
                                        two full years of interest on the
                                        converted new notes, less any interest
                                        paid or provided for on the new notes
                                        prior to voluntary conversion.  If we
                                        elect to pay the additional interest in
                                        common stock, the shares of common stock
                                        will be valued at 90% of the average
                                        closing price of our common stock for the
                                        five days preceding the second trading day
                                        prior to the voluntary conversion date,
                                        subject to a minimum valuation equal to
                                        the conversion price.

                                        NEW NOTES                                    EXISTING NOTES
                                        ----------------------------------------     -----------------------------------------------
REPURCHASE AT HOLDER'S
OPTION UPON A REPURCHASE
EVENT.............................      You may require us to repurchase your new    You may require us to repurchase your
                                        notes upon a repurchase event in cash, or    existing notes upon a repurchase event in
                                        at our option, in common stock at 105% of    cash, or at our option, in common stock
                                        the principal amount, plus accrued and       at 105% of the principal amount, plus
                                        unpaid interest.  Provided however, that     accrued and unpaid interest.
                                        for two years following issuance of the
                                        new notes, we will be required to
                                        repurchase the new notes at a price
                                        of   % of par value upon a change of
                                        control, as defined.

RANKING...........................      The new notes are subordinated to our        The existing notes are subordinated to
                                        senior indebtedness, but will rank senior    our senior indebtedness.  The indenture
                                        in right of payment to the existing          for the existing notes does not limit our
                                        notes.  The indenture for the new notes      ability to incur additional indebtedness,
                                        does not limit our ability to incur          senior or otherwise.  The existing notes
                                        additional indebtedness, senior or           are also structurally subordinated to the
                                        otherwise.                                   indebtedness and other liabilities of our
                                                                                     subsidiaries.

PROHIBITION ON PRIVATE
TRANSACTIONS INVOLVING
EXISTING NOTES....................      For a period of two years following the      None.
                                        issuance of the new notes, we will
                                        be prohibited from engaging in any
                                        private repurchases, debt-for-equity
                                        swaps or similar transactions with
                                        respect to the existing notes.

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

WHY ARE WE DOING THE EXCHANGE OFFER AND THE CASH OFFER?

We believe that this exchange offer is an important step in re-calibrating our capital structure to be better suited for the current market environment. If the exchange offer is fully subscribed, it will:

o   eliminate $85 million principal amount of convertible notes;

o position us to automatically convert substantially all our debt into equity at stock prices approximately 75% above the current market price;

o leave the aggregate annual interest expense unchanged, while allowing us the flexibility to make interest payments, at our option, in common stock; and

o   raise up to $50 million of additional capital through the cash offer.

HOW DO I PURCHASE ADDITIONAL NOTES FOR CASH?

         If you tender existing notes in the exchange offer, you will have the opportunity to indicate your interest for additional new notes in the cash offer. Allocations of additional new notes will be made by the placement agent in its sole discretion.

         If you decide to purchase additional new notes for cash, you may indicate your interest in purchasing new notes by contacting Jeffrey Winaker or Brian Sullivan at U.S. Bancorp Piper Jaffray at (877) 420-2321.

IF I PARTICIPATE IN THE EXCHANGE OFFER, HOW MANY NEW NOTES AM I ELIGIBLE TO PURCHASE FOR CASH?

         If you tender existing notes in the exchange offer, there is no limitation on the number of new notes you may indicate you are interested in purchasing for cash. If indications of interest exceed the total amount of new notes that are being offered for cash, allocations will be made at the discretion of the placement agent.

IS THE EXCHANGE OFFER CONDITIONED UPON A MINIMUM NUMBER OF EXISTING NOTES BEING TENDERED IN THE EXCHANGE OR NEW NOTES BEING PURCHASED FOR CASH?

         No, the exchange offer is not conditioned upon any minimum number of existing notes being tendered or new notes being purchased for cash. The exchange offer and the cash offer are subject to customary conditions, which we may waive.

HOW SOON MUST I ACT IF I DECIDE TO PARTICIPATE?

         Unless we extend the expiration date, the exchange offer and the cash offer will expire on [____], 2002 at 5:00 p.m., New York City time. The exchange agent must receive all required documents and instructions before that time or you will not be able to participate in either the exchange offer or the cash offer. In addition, U.S. Bancorp Piper Jaffray must also receive indications of interest in purchasing new notes for cash prior to that date.

WHAT HAPPENS IF I DO NOT PARTICIPATE IN THE EXCHANGE OFFER?

         If you do not participate in the exchange offer, you will not be eligible to purchase additional new notes in the cash offer. If a significant number of the existing notes are tendered and accepted in the exchange offer, the liquidity and the trading market for existing notes will likely be impaired. Also, the new notes will be senior in right of payment and preference to your existing notes.

HOW WILL FRACTIONAL EXISTING NOTES BE SETTLED?

         We will exchange $575 principal amount of new notes for each $1,000 principal amount of our existing notes that are tendered in the exchange. We will issue new notes only in denominations of $1,000 and integral multiples of $1,000. We will settle any fractional existing notes in cash. For example, if you tender ten existing notes ($10,000 aggregate face value), you will receive five new notes ($5,000 aggregate face value) and $750 in cash.

WHAT SHOULD I DO IF I HAVE ADDITIONAL QUESTIONS ABOUT THE EXCHANGE OFFER OR THE CASH OFFER?

         If you have any questions, need additional copies of the offering material, or otherwise need assistance, please contact the information agent for this offering.

                   Georgeson Shareholder Communications, Inc.
                           17 State Street, 10th Floor
                            New York, New York 10004
                                 (866) 318-0506

         To receive copies of our recent SEC filings, you can contact us by mail or refer to the other sources described under "Where You Can Find More Information."

                                  RISK FACTORS

         You should carefully consider the risks described below before you decide to exchange your existing notes for new notes or buy for cash additional new notes. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business operations.

         If any of the following risks actually occur, they could materially adversely affect our business, financial condition or operating results. In that case, the trading price of our common stock and the existing notes could decline.

RISKS RELATED TO ALKERMES

J&J PRD RECEIVED A NON-APPROVABLE LETTER FOR RISPERDAL CONSTA FROM THE FDA AND THE FUTURE OF RISPERDAL CONSTA IN THE UNITED STATES IS UNCERTAIN.

         On June 28, 2002, J&J PRD, an affiliate of our collaborative partner Janssen, received a non-approvable letter for Risperdal Consta from the FDA. The issues raised in the letter may not be resolved on a timely basis, if at all, and Risperdal Consta may not be approved for any commercial use in the United States. The FDA's response to and issues with the New Drug Application, or NDA, submitted with respect to Risperdal Consta may impact the response of regulatory agencies in other countries where filings are pending. Even if Risperdal Consta is approved in the United States or elsewhere, the timing of the approvals is uncertain and there may be significant delays. It is uncertain whether the FDA's issues with the NDA will impact the labeling of Risperdal Consta in the United States or in other countries, if it is approved. The NDA was filed by an affiliate of J&J PRD and Janssen, and they are responsible for obtaining regulatory approvals. We cannot control the activity of any of our collaborative partners, and we are dependent upon Janssen's efforts to resolve the FDA's issues with the NDA for Risperdal Consta. Janssen may terminate our collaboration, including the license and manufacturing agreements, based on its right to do so on short notice under such agreements. If any of the foregoing events were to occur, it would have a material adverse effect on our business, results of operations and financial position.

OUR DELIVERY TECHNOLOGIES OR PRODUCT DEVELOPMENT EFFORTS MAY NOT PRODUCE SAFE, EFFICACIOUS OR COMMERCIALLY VIABLE PRODUCTS.

         Many of our product candidates require significant additional research and development, as well as regulatory approval. To be profitable, we must develop, manufacture and market our products, either alone or by collaborating with others. It can take several years for a product candidate to be approved and we may not be successful in bringing additional product candidates to the market. A product candidate may appear promising at an early stage of development or after clinical trials and never reach the market, or it may reach the market and not sell, for a variety of reasons. The product candidate may:

         o be shown to be ineffective or to cause harmful side effects during preclinical testing or clinical trials;

         o    fail to receive regulatory approval on a timely basis or at all;

         o    be difficult to manufacture on a large scale;

         o    be uneconomical;

         o    not be prescribed by doctors or accepted by patients;

         o fail to receive a sufficient level of reimbursement from government or third-party payors; or

         o    infringe on proprietary rights of another party.

         If our delivery technologies or product development efforts fail to generate product candidates that lead to the successful development and commercialization of products, or if our collaborative partners decide not to pursue our product candidates or if new products do not perform as anticipated, our business and financial condition will be materially adversely affected.

WE RELY HEAVILY ON COLLABORATIVE PARTNERS.

         Our arrangements with collaborative partners are critical to our success in bringing our products and product candidates to the market and promoting such marketed products profitably. In some cases, we depend on these parties to conduct preclinical testing and clinical trials and to provide funding for product candidate development programs. Most of our collaborative partners can terminate their agreements with us for no reason and on limited notice. We cannot guarantee that any of these relationships will continue. Specifically, GlaxoSmithKline ("Glaxo") has an option to develop products in two designated fields in the respiratory disease market that expires at the end of November 2002. We do not expect to extend Glaxo's option in these two fields and, therefore, rights to those fields will revert to us. In addition, Glaxo has rights to two other fields and it is uncertain whether they will elect to fund product development programs in these fields. Failure to make or maintain these arrangements or a delay in a collaborative partner's performance may materially adversely affect our business and financial condition.

         We cannot control our collaborative partners' performance or the resources they devote to our programs. If a collaborative partner fails to perform, or perform on a timely basis, the research, development or commercialization program on which it is working will be delayed. If this happens, we may have to use funds, personnel, laboratories and other resources that we have not budgeted, and consequently, we may not be able to continue the program. The failure of a collaborative partner to perform or a loss of a collaborative partner may materially adversely affect our business and financial condition.

         Disputes may arise between us and a collaborative partner and may involve the issue of which of us owns the technology that is developed during a collaboration or other issues arising out of the collaborative agreements. Such a dispute could delay the program on which the collaborative partner or we are working. It could also result in expensive arbitration or litigation, which may not be resolved in our favor.

         A collaborative partner may choose to use its own or other technology to develop a way to deliver its drug and withdraw its support of our product candidate.

         Our collaborative partners could merge with or be acquired by another company or experience financial or other setbacks unrelated to our collaboration that could, nevertheless, adversely affect us.

         None of our drug delivery systems can be commercialized as stand-alone products but must be combined with a drug. To develop any new proprietary product candidate using one of these drug delivery systems, we often must obtain the drug from another party. We cannot assure you that we will be able to obtain any such drugs on reasonable terms, if at all.

THE RETURN FROM OUR INVESTMENT IN RELIANT IS UNCERTAIN.

         In December 2001, we made a $100 million investment in Series C Preferred Units of Reliant Pharmaceuticals, LLC ("Reliant") in exchange for approximately a 19% interest in Reliant, and entered into a strategic relationship with Reliant. Reliant is a privately held pharmaceutical company marketing branded, prescription pharmaceutical products to primary care physicians in the United States. Our investment in Reliant is illiquid and requires us to take noncash charges. We recorded equity losses of approximately $24.2 million at June 30, 2002 related to our Reliant investment, and we anticipate that our investment in Reliant will result in continuing losses for the foreseeable future. We may not see a return on this investment. In addition, there can be no assurance that we will be able to successfully implement our strategic relationship with Reliant.

CLINICAL TRIALS FOR OUR PRODUCT CANDIDATES ARE EXPENSIVE AND THEIR OUTCOME IS UNCERTAIN.

         Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any products, we or our partners must demonstrate through preclinical testing and clinical trials that our product candidates are safe and effective for use in humans. We have incurred and we will continue to incur, substantial expense for, and devote a significant amount of time to, preclinical testing and clinical trials.

         Historically, the results from preclinical testing and early clinical trials have often not predicted results of later clinical trials. A number of new drugs have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. To date, our proprietary product candidate, Vivitrex, has only been tested in a small number of patients and there can be no assurance that our Phase III clinical trial will produce results sufficient to obtain regulatory approval. Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

         Clinical trials conducted by us, by our collaborative partners or by third parties on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for our product candidates. Regulatory authorities may not permit us to undertake any additional clinical trials for our product candidates.

         Clinical trials of each of our product candidates involve a drug delivery technology and a drug. This makes testing more complex because the outcome of the trials depends on the performance of technology in combination with a drug.

         We have other product candidates in preclinical development. We have not submitted Investigational New Drug Applications, or INDs, or begun clinical trials for these product candidates. Preclinical and clinical development efforts performed by us may not be successfully completed. We may not file further INDs. We or our collaborative partners may not begin clinical trials as planned.

         Completion of clinical trials may take several years or more. The length of time can vary substantially with the type, complexity, novelty and intended use of the product candidate. The commencement and rate of completion of clinical trials may be delayed by many factors, including the:

         o inability to recruit clinical trial participants at the expected rate;

         o failure of clinical trials to demonstrate a product candidate's safety or efficacy;

         o    inability to follow patients adequately after treatment;

         o    unforeseen safety issues;

         o inability to manufacture sufficient quantities of materials used for clinical trials; and

         o    unforeseen governmental or regulatory delays.

         If a product candidate fails to demonstrate safety and efficacy in clinical trials, this failure may delay development of other product candidates and hinder our ability to conduct related preclinical testing and clinical trials. As a result of these failures, we may also be unable to find additional collaborative partners or to obtain additional financing. Our business and financial condition may be materially adversely affected by any delays in, or termination of, our clinical trials.

WE WILL NEED TO SPEND SUBSTANTIAL FUNDS TO BECOME PROFITABLE.

         We will need to spend substantial amounts of money before we can be profitable, and there can be no assurance we will achieve profitability. The amount we will spend and when we will spend it depends, in part, on:

         o the progress of our research and development programs for proprietary and collaborative product candidates, including clinical trials;

         o the time and expense that will be required to pursue FDA or foreign regulatory approvals for our product candidates, and whether such approvals are obtained;

         o the cost of building, operating and maintaining manufacturing and research facilities;

         o how many product candidates we pursue, particularly proprietary product candidates;

         o the time and expense required to prosecute, enforce and/or challenge patent and other intellectual property rights;

         o how competing technological and market developments affect our product candidates;

         o the cost of possible acquisitions of drug delivery technologies, compounds, product rights or companies; and

         o the cost of obtaining licenses to use technology owned by others for proprietary products and otherwise.

         If we require additional funds to complete any of our programs, we may seek funds through arrangements with collaborative partners, by issuing securities, through debt or bank financing or other financing structures. We will continue to pursue opportunities to obtain additional financing in the future. Such financing may be sought through various sources, including debt and equity offerings, corporate collaborations, bank borrowings, lease arrangements relating to fixed assets or other financing methods. The source, timing and availability of any financings will depend on market conditions, interest rates and other factors. Our future capital requirements will also depend on many factors, including continued scientific progress in our research and development programs (including our proprietary product candidates), the magnitude of these programs, progress with preclinical testing and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the establishment of additional collaborative arrangements, the cost of manufacturing facilities and of commercialization activities and arrangements and the cost of product in-licensing and any possible acquisitions. If we are unable to raise additional funds on terms that are favorable to us, we may have to cut back significantly on one or more of our programs, give up some of our rights to our technologies, product candidates or licensed products or agree to reduced royalty rates from collaborative partners.

WE ANTICIPATE THAT WE WILL INCUR SUBSTANTIAL LOSSES IN THE FORESEEABLE FUTURE.

         We have had net operating losses since being founded in 1987. At June 30, 2002, our accumulated deficit was $389.1 million. These losses principally consisted of the costs of research and development and general and administrative expenses, as well as noncash compensation costs and noncash charges related to our share of Reliant Pharmaceuticals, LLC's losses. We expect to incur substantial additional expenses over the next several years as our research and development activities, including clinical trials, increase and as we continue to manufacture products. In addition, we expect these costs to increase over prior years as we expand development of our collaborators' and our own product candidates.

         Our future profitability depends, in part, on our ability to:

         o obtain and maintain regulatory approval for our products in the United States and in foreign countries;

         o    enter into agreements to develop and commercialize products;

         o develop and expand our capacity to manufacture and market products or enter into agreements with others to do so;

         o obtain adequate reimbursement coverage for our products from insurance companies, government programs and other third party payors;

         o obtain additional research and development funding from collaborative partners; and

         o    achieve certain product development milestones.

         We may not achieve any or all of these goals and, thus, we cannot provide assurances that we will ever be profitable or achieve significant revenues. Even if we do achieve some or all of these goals, we may not achieve significant commercial success.

OUR MANUFACTURING EXPERIENCE IS LIMITED.

         We currently manufacture Nutropin Depot, Risperdal Consta and all of our product candidates, except Cereport. The manufacture of drugs for clinical trials and for commercial sale is subject to regulation by the FDA under then-current good manufacturing practices regulations and by other regulators under other laws and regulations. We have manufactured product candidates for use in clinical trials but have limited experience manufacturing products for commercial sale. We cannot assure you that we can successfully manufacture our products under current good manufacturing practices regulations or other laws and regulations in sufficient quantities for commercial sale, or in a timely or economical manner.

         Our manufacturing facilities in Massachusetts and Ohio require specialized personnel and are expensive to operate and maintain. Any delay in the regulatory approval or market launch of product candidates to be manufactured in these facilities will require us to continue to operate these expensive facilities and retain specialized personnel, which may increase our expected losses.

         We have a number of manufacturing facilities, including good manufacturing practices facilities for Nutropin Depot and Risperdal Consta, and facilities for future ProLease product candidates, Medisorb product candidates and AIR pulmonary drug delivery product candidates. We are currently expanding our facility in Ohio for Risperdal Consta and our Medisorb technology product candidates and constructing a facility in Massachusetts for our AIR technology product candidates. To date, the FDA has inspected and approved our manufacturing facility for Nutropin Depot and inspected our manufacturing facility for Risperdal Consta and issued an approvable letter. We cannot guarantee that the FDA or foreign regulatory agencies will approve any of the other facilities or, once they are approved, that such facilities will remain in compliance with current good manufacturing practices regulations.

         If more of our product candidates progress to mid- to late-stage development, we will incur significant expenses in the expansion and/or construction of manufacturing facilities and increases in personnel in order to manufacture product candidates. The development of a commercial-scale manufacturing process is complex and expensive. We cannot assure you that we will be able to develop this manufacturing infrastructure in a timely or economical manner, or at all.

         Currently, many of our product candidates, including Vivitrex, are manufactured in small quantities for use in clinical trials. We cannot assure you that we will be able to successfully scale-up the manufacture of each of our product candidates in a timely or economical manner, or at all. If any of these product candidates are approved by the FDA or other drug regulatory authorities for commercial sale, we will need to manufacture them in larger quantities. If we are unable to successfully scale-up our manufacturing capacity, the regulatory approval or commercial launch of such product candidate may be delayed or there may be a shortage in supply of such product candidate.

         If we fail to develop manufacturing capacity and experience, fail to continue to contract for manufacturing on acceptable terms, or fail to manufacture our product candidates economically on a commercial scale or in accordance with cGMP regulations, our development programs will be materially adversely affected. This may result in delays in receiving FDA or foreign regulatory approval for one or more of our product candidates or delays in the commercial production of a product that has already been approved. Any such delays could materially adversely affect our business and financial condition.

THE FDA OR FOREIGN REGULATORY AGENCIES MAY NOT APPROVE OUR PRODUCT CANDIDATES.

         Approval from the FDA is required to manufacture and market pharmaceutical products in the United States. Regulatory agencies in foreign countries have similar requirements. The process that pharmaceutical products must undergo to obtain this approval is extensive and includes preclinical testing and clinical trials to demonstrate safety and efficacy and a review of the manufacturing process to ensure compliance with current good manufacturing practices regulations. This process can last many years and be very costly and still be unsuccessful. FDA or foreign regulatory approval can be delayed, limited or not granted at all for many reasons, including:

         o    a product candidate may not be safe or effective;

         o data from preclinical testing and clinical trials may be interpreted by the FDA or foreign regulatory agencies in different ways than we or our partners interpret it;

         o the FDA or foreign regulatory agencies might not approve our manufacturing processes or facilities;

         o the FDA or foreign regulatory agencies may change their approval policies or adopt new regulations;

         o a product candidate may not be approved for all the indications we or our partners request; and

         o the FDA may not agree with our or our partners' regulatory approval strategies or components of our or our partners' filings, such as clinical trial designs.

         For some product candidates, the drug used has not been approved at all or has not been approved for every indication it is targeting. Any delay in the approval process for any of our product candidates will result in increased costs that could materially and adversely affect our business and financial condition.

         Regulatory approval of a product candidate is limited to specific therapeutic uses for which the product has demonstrated safety and efficacy in clinical testing. Approval of a product candidate could also be contingent on post-marketing studies. In addition, any marketed drug and its manufacturer continue to be subject to strict regulation after approval. Any unforeseen problems with an approved drug or any violation of regulations could result in restrictions on the drug, including its withdrawal from the market.

OUR PRODUCT CANDIDATES MAY NOT GENERATE SIGNIFICANT REVENUES.

         Even if a product receives regulatory approval for commercial use, the revenues received or to be received from the sale of such products may not be significant and will depend on numerous factors outside of our control, including, in many instances, our collaborators' decisions on pricing and discounting, the reliance on third-party marketing partners outside the United States, the ability to obtain reimbursement from third-party payors, the market size for the product, the reaction of companies that market competitive products and general market conditions. In addition, if certain volume levels are not achieved, the costs to manufacture our products may be higher than anticipated.

         Risperdal Consta

         An NDA for Risperdal Consta was submitted to the FDA in August 2001 by Janssen Pharmaceutica Products, LP. A number of similar filings have been submitted with drug regulatory authorities worldwide by Janssen. On June 28, 2002, J&J PRD, an affiliate of Janssen, received a non-approvable letter for Risperdal Consta from the FDA. There can be no assurance that the NDA or other foreign regulatory filings will be approved in a timely fashion, if at all. If there is a significant delay in resolving the issues raised by the FDA, we may incur significant expenses without receipt of the corresponding royalty and manufacturing revenues. The revenues received from the sale of Risperdal Consta may not be significant and may depend on numerous factors outside of our control, including those outlined above. In addition, the costs to manufacture Risperdal Consta may be higher than anticipated if certain volume levels are not achieved. If Risperdal Consta does not produce significant revenues or if the manufacturing costs are higher than anticipated, our business, results of operations and financial condition would be materially adversely affected.

         Vivitrex

         We are currently conducting a Phase III clinical trial in alcohol-dependent patients testing the safety and efficacy of repeat doses of Vivitrex, an injectable extended-release formulation of naltrexone. To date, our proprietary product candidate, Vivitrex, has only been tested in a small number of patients and there can be no assurance that the Phase III clinical trial will produce results sufficient to obtain regulatory approvals. Even if the Phase III clinical trial is successful and we submit an NDA to the FDA, there can be no assurance that the FDA will accept our data or that the NDA will be approved. We are relying on data from the original approval of oral naltrexone under Section 505(b)(2) of the U.S. Food, Drug and Cosmetic Act. While we believe only one Phase III efficacy study will be required for approval, the FDA will require that additional safety data be collected on Vivitrex's long-term use before approval. Even if an NDA is approved, we will have to market it ourselves or enter into co-promotion or sales and marketing arrangements with other companies. We currently have no sales force or any marketing experience and arrangements with other companies will result in dependence on such other companies for revenues. In either event, a market for Vivitrex may not develop as expected. There are manufacturing risks that come with the manufacture of Vivitrex. See "Our manufacturing experience is limited." In addition, naltrexone is made using controlled substances and, therefore, we may be unable to obtain commercial-quantity supplies of naltrexone on commercially reasonable terms.

IF AND WHEN APPROVED, THE COMMERCIAL USE OF OUR PRODUCTS MAY CAUSE UNINTENDED SIDE EFFECTS OR ADVERSE REACTIONS, OR INCIDENCE OF MISUSE MAY APPEAR.

         We cannot predict whether the commercial use of products (or product candidates in development if and when they are approved for commercial use) will produce undesirable or unintended side effects that have not been evident in the use of or clinical trials conducted for such products (and product candidates) to date. Additionally, incidents of product misuse may occur. These events, among others, could result in product recalls or withdrawals or additional regulatory controls.

PATENT PROTECTION FOR OUR PRODUCTS IS IMPORTANT AND UNCERTAIN.

         The following factors are important to our success:

         o receiving and maintaining patent protection for our products and product candidates and for those of our collaborative partners;

         o    maintaining our trade secrets;

         o    not infringing the proprietary rights of others; and

         o    preventing others from infringing our proprietary rights.

         Patent protection only provides exclusive rights for the term of the patent. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets.

         We know of several U.S. patents issued to third parties that relate to our product candidates. One of those third parties has asked us to compare our Medisorb technology to that third party's patented technology. Another such third party has asked a collaborative partner to substantiate how our ProLease microspheres are different from that third party's patented technology. The manufacture, use, offer for sale, sale or importing of any of these product candidates might be found to infringe on the claims of these third party patents. A third party might file an infringement action against us. Our cost of defending such an action is likely to be high and we might not receive a favorable ruling.

         We also know of patent applications filed by other parties in the United States and various foreign countries that may relate to some of our product candidates if such patents are issued in their present form. If patents are issued to any of these applicants, we may not be able to manufacture, use, offer for sale, or sell some of our product candidates without first getting a license from the patent holder. The patent holder may not grant us a license on reasonable terms or it may refuse to grant us a license at all. This could delay or prevent us from developing, manufacturing or selling those of our product candidates that would require the license.

         We try to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. Because the patent position of pharmaceutical and biotechnology companies involves complex legal and factual questions, enforceability of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. Thus, any patents that we own or license from others may not provide any protection against competitors. Our pending patent applications, together with those we may file in the future, or those we may license from third parties, may not result in patents being issued. Even if issued, such patents may not provide us with sufficient proprietary protection or competitive advantages against competitors with similar technology. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States.

         We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as our collaborative partners, licensors, employees and consultants. Any of these parties may breach the agreements and disclose our confidential information or our competitors might learn of the information in some other way. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

WE ARE EXPOSED TO PRODUCT LIABILITY CLAIMS AND RECALLS.

         We may be exposed to liability claims arising from the commercial sale of our products, Nutropin Depot or Risperdal Consta, or the use of our product candidates in clinical trials and those awaiting regulatory approval. These claims may be brought by consumers, our collaborative partners or third parties selling the products. We currently carry product liability insurance coverage in such amounts as we believe are sufficient for our business. However, we cannot provide any assurance that this coverage will be sufficient to satisfy any liabilities that may arise. As our development activities progress and we continue to have commercial sales, this coverage may be inadequate; we may be unable to obtain adequate coverage at an acceptable cost or we may be unable to get adequate coverage at all. This could prevent or limit our commercialization of our product candidates or commercial sales of our products. Even if we are able to maintain insurance that we believe is adequate, our financial condition may be materially adversely affected by a product liability claim.

         Additionally, product recalls may be issued at our discretion or at the direction of the FDA, other government agencies or other companies having regulatory control for pharmaceutical product sales. We cannot assure you that product recalls will not occur in the future or that, if such recalls occur, such recalls will not adversely affect our business, financial condition or reputation.

WE MAY NOT BE SUCCESSFUL IN THE DEVELOPMENT OF PRODUCTS FOR OUR OWN ACCOUNT.

         In addition to our development work with collaborative partners, we are developing proprietary product candidates for our own account by applying drug delivery technologies to off-patent drugs. Because we will be funding the development of such programs, there is a risk that we may not be able to continue to fund all such programs to completion or to provide the support necessary to perform the clinical trials, obtain regulatory approvals or market any approved products on a worldwide basis. We expect the development of products for our own account to consume substantial resources. If we are able to develop commercial products on our own, the risks associated with these programs may be greater than those associated with our programs with collaborative partners.

IF WE ARE NOT ABLE TO DEVELOP NEW PRODUCTS, OUR BUSINESS MAY SUFFER.

         We compete with other pharmaceutical companies, including large pharmaceutical companies with financial resources and capabilities substantially greater than our resources and capabilities, in the development of new products. We cannot assure you that we will be able to:

         o develop or successfully commercialize new products on a timely basis or at all; or

         o    develop new products in a cost effective manner.

         Further, other companies may develop products or may acquire technology for the development of products that are the same as or similar to the product candidates we have in development. Because there is rapid technological change in the industry and because other companies have more resources than we do, other companies may:

         o    develop their products more rapidly than we can;

         o complete any applicable regulatory approval process sooner than we can; or

         o offer their newly developed products at prices lower than our prices.

Any of the foregoing may negatively impact our sales of newly developed products. Technological developments or the FDA's approval of new therapeutic indications for existing products may make our existing products or those product candidates we are developing obsolete or may make them more difficult to market successfully, any of which could have a material adverse effect on our business and financial condition.

WE FACE COMPETITION IN THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES.

           We can provide no assurance that we will be able to compete successfully against the competitive forces in developing our product and product candidates.

           We face intense competition from academic institutions, government agencies, research institutions and biotechnology and pharmaceutical companies, including other drug delivery companies. Some of these competitors are also our collaborative partners. These competitors are working to develop and market other drug delivery systems, pharmaceutical products, vaccines and other methods of preventing or reducing disease, and new small-molecule and other classes of drugs that can be used without a drug delivery system.

         There are other companies developing extended-release drug delivery systems and pulmonary delivery systems. In many cases, there are products on the market or in development that may be in direct competition with our products or product candidates. In addition, we know of new chemical entities that are being developed that, if successful, could compete against our product candidates. These chemical entities are being designed to work differently than our product candidates and may turn out to be safer or to be more effective than our product candidates. Among the many experimental therapies being tested in the U.S. and Europe, there may be some that we do not now know of that may compete with our drug delivery systems or product candidates. Our collaborative partners could choose a competing drug delivery system to use with their drugs instead of one of our drug delivery systems.

         Many of our competitors have much greater capital resources, manufacturing, research and development resources and production facilities than we do. Many of them also have much more experience than we do in preclinical testing and clinical trials of new drugs and in obtaining FDA and foreign regulatory approvals.

         Major technological changes can happen quickly in the biotechnology and pharmaceutical industries, and the development by competitors of technologically improved or different products or drug delivery technologies may make our product candidates or platform technologies obsolete or noncompetitive.

         Further, our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any product candidates that we develop will depend on a number of factors, including:

         o    demonstration of their safety and clinical efficacy;

         o    their cost-effectiveness;

         o    their potential advantage over alternative treatment methods;

         o    the marketing and distribution support they receive; and

         o    reimbursement policies of government and third-party payors.

         Our product candidates, if successfully developed and approved for commercial sale, will compete with a number of drugs and therapies currently manufactured and marketed by major pharmaceutical and other biotechnology companies. Our product candidates may also compete with new products currently under development by others or with products which may cost less than our product candidates. Physicians, patients, third-party payors and the medical community may not accept or utilize any of our product candidates that may be approved. If our products do not achieve significant market acceptance, our business and financial condition will be materially adversely affected.

WE MAY NOT BE ABLE TO RETAIN OUR KEY PERSONNEL.

         Our success depends on the services of key employees in executive, research and development, manufacturing, and regulatory positions. The loss of the services of key employees could have a material adverse effect on our business. On August 26, 2002, we reduced our workforce by 122 employees, representing approximately 23% of our employees. This reduction in workforce reduced the total number of our employees to 419 from 541 employees. We can provide no assurance that further reductions in force will not occur.

IF WE ISSUE ADDITIONAL COMMON STOCK, YOU MAY SUFFER DILUTION OF YOUR INVESTMENT AND A DECLINE IN STOCK PRICE.

         As discussed above under "We will need to spend substantial funds to become profitable," we may issue additional equity securities to raise funds, thus reducing the ownership share of the current holders of our common stock, which may adversely affect the market price of the common stock. In addition, we were obligated, at June 30, 2002, to issue 11,368,201 shares of common stock upon the vesting and exercise of stock options and vesting of stock awards. Any of our shareholders could sell all or a large number of their shares, which could adversely affect the market price of our common stock.

OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

         The realization of any of the risks described in these "Risk Factors" or other unforeseen risks could have a dramatic and adverse effect on the market price of our common stock. Additionally, market prices for securities of biotechnology and pharmaceutical companies, including ours, have historically been very volatile. The market for these securities has from time to time experienced significant price and volume fluctuations for reasons that were unrelated to the operating performance of any one company. In particular and in addition to circumstances described elsewhere under "Risk Factors," the following factors can adversely affect the market price of our common stock:

         o non-approval or set-backs in development of our product candidates and success of our research and development programs;

         o public concern as to the safety of drugs developed by us or others;

         o announcements of issuances of common stock or acquisitions by Alkermes;

         o    developments of our corporate partners;

         o announcements of technological innovations or new therapeutic products by us or others;

         o    changes in government regulations or patent decisions; and

         o    general market conditions.

WE MAY ENCOUNTER DIFFICULTIES INTEGRATING FUTURE ACQUISITIONS.

         We have in the past and may again acquire novel technologies, compounds or the rights to certain products through acquisitions of such technologies and intellectual property rights or through the acquisition of businesses or companies. We cannot assure you that any such future acquisition will be completed, successfully integrated with our current businesses, will achieve revenues or will be profitable. We may have difficulty assimilating the operations, technology and personnel of any acquired businesses.

         If we make significant acquisitions for stock consideration, the current holders of our common stock may be significantly diluted. If we make significant acquisitions for cash consideration, we may be required to use a substantial portion of our available cash.

ANTI-TAKEOVER PROVISIONS MAY NOT BENEFIT SHAREHOLDERS.

         We are a Pennsylvania corporation. Anti-takeover provisions of Pennsylvania law could make it more difficult for a person or group to acquire control of us, even if the change in control would be beneficial to shareholders. Our articles of incorporation and bylaws also contain certain provisions that could have a similar effect. The articles provide that our board of directors may issue, without shareholder approval, preferred stock having such voting rights, preferences and special rights as the board of directors may determine. The issuance of such preferred stock could make it more difficult for a third party to acquire us.

RISKS RELATED TO THE NEW NOTES

THE NEW NOTES ARE SUBORDINATED TO OUR SENIOR DEBT, BUT SENIOR IN PAYMENT TO THE EXISTING NOTES.

         The new notes will be unsecured and subordinated in right of payment to senior debt, including our existing bank loan. The new notes are senior to the existing notes. As a result of such subordination, in the event of our liquidation or insolvency, a payment default with respect to senior debt, a covenant default with respect to designated senior debt or upon acceleration of the new notes due to an event of default, our assets will be available to pay obligations on the new notes only after all senior debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the new notes then outstanding. Neither we nor our subsidiaries are prohibited under the new notes indenture from incurring additional debt.

OUR SUBSIDIARIES WILL NOT BE PROHIBITED FROM INCURRING DEBTS IN THE FUTURE THAT WOULD BE SENIOR TO THE NEW NOTES.

         At June 30, 2002, we had approximately $10.7 million of outstanding senior indebtedness.

         The new notes are effectively subordinate to all indebtedness and other liabilities of our subsidiaries. Substantially all of our operations are conducted through our subsidiaries. Because substantially all of our operations are conducted through subsidiaries, claims of holders of indebtedness of such subsidiaries, as well as claims of regulators and creditors of such subsidiaries, will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Alkermes, including the new note holders.

         The new notes are obligations exclusively of Alkermes, Inc. Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the new notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

WE MAY NOT HAVE THE FINANCIAL RESOURCES TO REPURCHASE THE NEW NOTES IN THE EVENT OF A CHANGE IN CONTROL.

         We may be unable to repurchase the new notes in the event of a change in control. Upon a change in control, you may require us to repurchase all or a portion of your new notes. If a change in control were to occur, we may not have enough funds to pay the repurchase price for all tendered new notes. Any future credit agreements or other debt agreements may prohibit repurchase of the new notes for cash, or expressly prohibit the repurchase of the new notes upon a change in control or may provide that a change in control constitutes an event of default under that agreement. If a change in control occurs at a time when we are prohibited from repurchasing the new notes, we could seek the consent of our lenders to repurchase the new notes or could attempt to refinance the debt agreements. If we do not obtain consent, we could not repurchase the new notes. Our failure to repurchase the new notes would constitute an event of default under the new notes indenture, which might constitute an event of default under the terms of our other debt. Our obligation to offer to repurchase the new notes upon a change in control would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

IF AN ACTIVE MARKET FOR THE NEW NOTES FAILS TO DEVELOP, THE TRADING PRICE AND LIQUIDITY OF THE NEW NOTES COULD BE MATERIALLY ADVERSELY AFFECTED.

         Prior to the offering there has been no trading market for the new notes. The dealer manager has advised us that it currently intends to make a market in the new notes. The liquidity of the trading market for the new notes will depend in part on the level of participation of the holders of existing notes in the exchange offer. The greater the participation in the exchange offer, the greater the liquidity of the trading market for the new notes and the lesser the liquidity of the trading market for the existing notes not tendered in the exchange offer. However, U.S. Bancorp Piper Jaffray is not obligated to make a market and may discontinue this market making activity at any time without notice. In addition, market making activity by U.S. Bancorp Piper Jaffray will be subject to the limits imposed by the Securities Act and the Exchange Act. As a result, we cannot assure you that any market for the new notes will develop or, if one does develop, that it will be maintained. If an active market for the new notes fails to develop or be sustained, the trading price and liquidity of the new notes could be materially adversely affected.

WE EXPECT THE TRADING PRICE OF THE NEW NOTES AND THE UNDERLYING COMMON STOCK TO BE HIGHLY VOLATILE, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR NEW NOTES AND UNDERLYING COMMON STOCK.

         The trading price of the new notes and the underlying common stock will fluctuate in response to variations in:

         o    our operating results;

         o announcements by us or our competitors of technological innovations or new products; and

         o    general economic and market conditions.

         In addition, stock markets have experienced extreme price volatility in recent years, particularly for biotechnology companies. In the past, our common stock has experienced volatility not necessarily related to announcements of our financial performance. Broad market fluctuations may also adversely affect the market price of our new notes and underlying common stock.

IF WE AUTOMATICALLY CONVERT THE NEW NOTES, YOU SHOULD BE AWARE THAT THERE IS A SUBSTANTIAL RISK OF FLUCTUATION IN THE PRICE OF OUR COMMON STOCK FROM THE DATE WE ELECT TO AUTOMATICALLY CONVERT TO THE CONVERSION DATE.

         We may elect to automatically convert the new notes on or prior to maturity if our common stock price has exceeded 150% of the conversion price for at least 20 trading days during a 30-day trading period ending within five trading days prior to the notice of automatic conversion. You should be aware that there is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the new notes and the automatic conversion date. This time period may extend up to 30 calendar days from the time we elect to automatically convert the new notes until the conversion date.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Summary" and "Risk Factors," contains forward-looking information. This forward-looking information is subject to risks and uncertainties including the factors listed under "Risk Factors," as well as elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange of the existing notes for the new notes pursuant to the exchange offer. We also are offering up to $50,000,000 aggregate principal amount of additional new notes for cash. We intend to use the net proceeds, if any, from the sale of the additional new notes for research, development and clinical trial activities, especially for proprietary compounds, and for manufacturing facilities and equipment. We may also use the proceeds to license or otherwise acquire additional drug delivery technologies or compounds for use in proprietary products, although no such actions are currently contemplated. In addition, we expect to use the net proceeds for working capital and other corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for each of these purposes. Pending such use, we intend to invest the net proceeds in cash equivalents, U.S. government obligations, high-grade corporate notes and commercial paper.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on the Nasdaq National Market under the symbol ALKS. As of November 5, 2002, our common stock was held by 642 holders. Set forth below for the indicated periods are the high and low sale prices for our common stock. The closing share price of our common stock on November 5, 2002 was $10.73.

                                                                                     HIGH         LOW
                                                                                     ----         ---
Fiscal year ending March 31, 2001
        First Quarter.........................................................      $55.00      $21.56
        Second Quarter........................................................       49.38       29.00
        Third Quarter.........................................................       43.50       25.69
        Fourth Quarter........................................................       33.50       18.75
Fiscal year ending March 31, 2002
        First Quarter.........................................................      $37.75      $20.38
        Second Quarter........................................................       35.36       17.39
        Third Quarter.........................................................       28.90       18.22
        Fourth Quarter........................................................       31.39       23.67
Fiscal year ending March 31, 2003
        First Quarter.........................................................      $26.65      $14.65
        Second Quarter........................................................       10.68        3.55
        Third Quarter (through November __, 2002).............................


                                 DIVIDEND POLICY

         No dividends have been paid on the common stock or non-voting common stock to date and we do not expect to pay cash dividends thereon in the foreseeable future.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                               Year Ended March 31,                        Three Months Ended June 30,
                              -------------------------------------------------------   ----------------------------------
                                 1998       1999        2000       2001       2002                    2002
                              -------------------------------------------------------   ----------------------------------
Ratio of earnings to fixed
charges(1)...................    ---        ---         ---        0.13x      ---                     ---
                              ============================================================================================

(1) For the fiscal years ended March 31, 1998, 1999, 2000 and 2002 and for the three months ended June 30, 2002, earnings were insufficient to cover fixed charges by $9,868,000, $30,034,000, $53,439,000, $49,129,000 and
    $108,327,000, respectively. For this reason, no ratios are provided for those periods.

                                 CAPITALIZATION

         The following table sets forth the consolidated unaudited capitalization of Alkermes:

         o    at June 30, 2002:

         o as adjusted to give effect to the issuance of the new notes in the exchange offer on the assumption that all of the outstanding existing notes were validly tendered and accepted for exchange;

         o as adjusted to give effect to the issuance for cash of an additional $50 million of new notes; and

         o as adjusted to reflect a net gain of $80.7 million on the assumed early extinguishment of all outstanding existing notes. This extinguishment of debt will result in recognition of gain in our statement of operations in the period in which the exchange offer is consummated.

         To the extent that existing notes are not validly tendered or accepted in the exchange offer, the amount attributed to the new notes would decrease, the amount attributed to the existing notes would increase and the accumulated deficit would increase. The financial data at June 30, 2002 in the following table are derived from our unaudited financial statements for the quarter ended June 30, 2002.

                                                                                June 30, 2002
                                                                --------------------------------------------
                                                                        Actual            As Adjusted
                                                                        ------            -----------
                                                                               (unaudited)
                                                                           (dollars in thousands)
Current portion of long-term debt ..........................          $   3,900           $   3,900
                                                                      ---------           ---------

Long term debt, less current portion:
      6.52% Convertible senior subordinated notes
          (new notes) ......................................               --               165,000
      3.75% Convertible subordinated notes
          (existing notes) .................................            200,000                --
Other long-term debt .......................................              6,825               6,825
                                                                      ---------           ---------
             Total long-term debt ..........................            206,825             171,825
                                                                      ---------           ---------

Shareholders' equity:
      Preferred stock, par value $.01 per share: authorized,
          3,000,000 shares; none issued ....................               --                  --
      Common stock, par value $.01 per share: authorized,
          160,000,000; issued and outstanding, 64,290,178
          shares at June 30, 2002(1) .......................                643                 643
      Non-voting common stock, par value $.01 per share:
          authorized, 450,000; issued and outstanding,
          382,632 shares at June 30, 2002 ..................                  3                   3
      Additional paid-in capital ...........................            444,852             444,852
      Deferred compensation ................................             (2,587)             (2,587)
      Accumulated other comprehensive income ...............                692                 692
      Accumulated deficit ..................................           (389,117)           (308,417)
                                                                      ---------           ---------
      Total shareholders' equity ...........................             54,486             135,186
                                                                      ---------           ---------
              Total capitalization .........................          $ 265,211           $ 310,911
                                                                      =========           =========

(1) Outstanding shares exclude the shares reserved for issuance upon conversion of the new notes and 11,368,201 shares issuable under our stock award plans.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following table sets forth selected consolidated financial data of Alkermes. The consolidated statements of operations data for the years ended March 31, 2002, 2001 and 2000, and the consolidated balance sheet data as of March 31, 2002 and 2001, have been derived from our consolidated financial statements, which are incorporated by reference into this prospectus, and which have been audited by Deloitte & Touche LLP, independent auditors. The consolidated statement of operations data for the years ended March 31, 1999 and 1998 and the consolidated balance sheet data as of March 31, 2000, 1999 and 1998, are derived from audited consolidated financial statements not included in or incorporated by reference in this prospectus. The financial data for the three-month periods ended June 30, 2002 and 2001 are derived from unaudited financial statements incorporated by reference in this prospectus. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Alkermes considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the three months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the entire year ending March 31, 2003. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein. See "Where You Can Find More Information."

ALKERMES, INC. AND SUBSIDIARIES
(in thousands, except per share data)

                                                                                                             THREE MONTHS
CONSOLIDATED STATEMENT OF                                                                                        ENDED
OPERATIONS DATA:                                           YEAR ENDED MARCH 31,                                 JUNE 30,
                                      --------------------------------------------------------------   ------------------------
                                          2002         2001         2000         1999         1998         2002         2001
                                      --------------------------------------------------------------   ------------------------
Revenues:
   Revenue under collaborative
     arrangements .................   $  54,102    $  56,030    $  22,920    $  33,892    $  25,585    $  10,291    $  15,527
                                      --------------------------------------------------------------   ------------------------
Expenses:
   Research and development .......      92,092       68,774       54,483       48,457       31,762       24,600       20,710
   General and administrative .....      24,387       19,611       14,878       14,556        8,375        6,016        5,374
   Noncash compensation (income)
     expense attributed to research
     and development ..............        --         (2,448)      29,493       16,239        2,183         --           --
                                      --------------------------------------------------------------   ------------------------
Purchase of in-process research
  and development .................        --           --           --          3,221         --           --           --
                                      --------------------------------------------------------------   ------------------------
  Total expenses ..................     116,479       85,937       98,854       82,473       42,320       30,616       26,084
                                      --------------------------------------------------------------   ------------------------
Net operating loss ................     (62,377)     (29,907)     (75,934)     (48,581)     (16,735)     (20,325)     (10,558)
                                      --------------------------------------------------------------   ------------------------
   Total other income (expense) ...       6,426       13,038        7,887        7,525        4,153         (715)       2,215
                                      --------------------------------------------------------------   ------------------------
Equity in losses of Reliant
  Pharmaceuticals, LLC ............      (5,403)        --           --           --           --        (24,213)        --
                                      --------------------------------------------------------------   ------------------------
Net loss ..........................     (61,355)     (16,869)     (68,047)     (41,056)     (12,582)     (45,253)      (8,343)
Preferred stock dividends .........        --          7,268        9,389        7,455         --           --           --
                                      --------------------------------------------------------------   ------------------------
Net loss attributable to common
  shareholders ....................   ($ 61,355)   ($ 24,137)   ($ 77,436)   ($ 48,514)   ($ 12,582)   ($ 45,253)   ($  8,343)
                                      ==============================================================   ========================
Basic and diluted loss per common
  share ...........................   ($   0.96)   ($   0.43)   ($   1.52)   ($   0.99)   ($   0.27)   ($   0.70)   ($   0.13)
                                      ==============================================================   ========================
Weighted average number of
  common shares outstanding .......      63,669       55,746       51,015       49,115       46,038       64,261       63,237
                                      ==============================================================   ========================

CONSOLIDATED BALANCE SHEET DATA:                              AT MARCH 31,                                    AT JUNE 30,
                                      --------------------------------------------------------------   ------------------------
                                          2002         2001         2000        1999         1998               2002
                                      --------------------------------------------------------------   ------------------------
Cash and cash equivalents and
   short-term investments .........   $ 152,347    $ 254,928    $ 337,367    $ 163,419    $ 194,258          $ 109,828
Other current assets ..............      24,290       16,678        8,474        5,745        8,562             25,149
Total assets ......................     350,350      391,297      413,961      213,452      220,977            297,603
Current liabilities ...............      42,886       31,062       22,487       28,500       19,517             36,292

Long-term obligations .............     207,800      211,825      222,792       28,417       12,933            206,825
Shareholders' equity ..............      99,664      148,410      167,967      156,206      181,455             54,486

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING EXISTING NOTES

         We are offering to exchange your existing notes for new notes as follows:

    o $575 principal amount of new notes for each $1,000 principal amount of existing notes for up to 100% of the aggregate outstanding principal amount of existing notes. The new notes will be issued in denominations of $1,000 and any integral multiple of $1,000. We will pay cash for any fractional portion of existing notes tendered.

         Based on the principal amounts outstanding as of the date of this prospectus, we are offering to acquire up to $200,000,000 aggregate principal amount of existing notes that are validly tendered on the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. In addition, if you elect to tender existing notes in the exchange offer, you will have the right to participate in the cash offering of up to $50 million principal amount of additional new notes.

         You may tender all, some or none of your existing notes, subject to the terms and conditions of the exchange offer. Holders of existing notes must tender their existing notes in a minimum $1,000 principal amount and multiples thereof.

         The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of existing notes in any jurisdiction in which the exchange offer or the acceptance of the offer would not be in compliance with the securities or blue sky laws of that jurisdiction.

         OUR BOARD OF DIRECTORS AND OFFICERS DO NOT MAKE ANY RECOMMENDATION TO THE HOLDERS OF EXISTING NOTES AS TO WHETHER OR NOT TO EXCHANGE ALL OR ANY PORTION OF THEIR EXISTING NOTES. IN ADDITION, WE HAVE NOT AUTHORIZED ANYONE TO MAKE ANY RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR EXISTING NOTES FOR EXCHANGE AND, IF SO, THE AMOUNT OF EXISTING NOTES TO TENDER.

Expiration date

         The expiration date for the offer is 5:00 p.m., New York City time, on [_____], 2002, unless we extend the offer. We may extend this expiration date for any reason. The last date on which tenders will be accepted, whether on [______], 2002 or any later date to which the exchange offer may be extended, is referred to as the expiration date.

Extensions; Amendments

         We expressly reserve the right, in our discretion, for any reason to:

    o delay the acceptance of existing notes tendered for exchange, subject to the requirement that we promptly issue new notes or return tendered existing notes after expiration or withdrawal of the exchange offer;

    o extend the time period during which the exchange offer is open, by giving oral or written notice of an extension to the holders of existing notes in the manner described below; during any extension, all existing notes previously tendered and not withdrawn will remain subject to the exchange offer;

    o waive any condition or amend the terms of the exchange offer other than the condition that the registration statement becomes effective under the Securities Act; and

    o terminate the exchange offer, as described under "Conditions for completion of the exchange offer" below.

         If we consider an amendment to the exchange offer to be material, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment in a prospectus supplement, and if required by law, we will extend the exchange offer for a period of five to ten business days.

         We will give oral or written notice of any (1) extension, (2) amendment, (3) non-acceptance or (4) termination to the holders of the existing notes as promptly as practicable. In the case of any extension, we will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for tendering existing notes

         Your tender to us of existing notes and our acceptance of your tender will constitute a binding agreement between you and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

         Tender of Existing Notes Held Through a Custodian. If you are a beneficial holder of the existing notes that are held of record by a custodian bank, depository institution, broker, dealer, trust company or other nominee, you must instruct the custodian, or such other record holder, to tender the existing notes on your behalf. Your custodian will provide you with their instruction letter which you must use to give these instructions.

         Tender of Existing Notes Held Through DTC. Any beneficial owner of existing notes held of record by The Depository Trust Company ("DTC") or its nominee, through authority granted by DTC may direct the DTC participant through which the beneficial owner's existing notes are held in the DTC to tender on such beneficial owner's behalf. To effectively tender existing notes that are held through DTC, DTC participants should transmit their acceptance through the Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and the DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. Delivery of tendered existing notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below. No letters of transmittal will be required to tender existing notes through ATOP.

         In addition, the exchange agent must receive:

    o a completed and signed letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system indicating the principal amount of existing notes to be tendered and any other documents, if any, required by the letter of transmittal; and

    o prior to the expiration date, a confirmation of book-entry transfer of such existing notes, into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfer described below; or

    o the holder must comply with the guaranteed delivery procedures described below.

         Your existing notes must be tendered by book-entry transfer. The exchange agent will establish an account with respect to the existing notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC must make book-entry delivery of existing notes by having DTC transfer such existing notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although your existing notes will be tendered through the DTC facility, the letter of transmittal, or facsimile, or an electronic confirmation pursuant to DTC's ATOP system, with any required signature guarantees and any other required documents, if any, must be transmitted to and received or confirmed by the exchange agent at its address set forth below under "Exchange agent," prior to 5:00 p.m., New York City time, on the expiration date. You or your broker must ensure that the exchange agent receives an agent's message from DTC confirming the book-entry transfer of your existing notes. An agent's message is a message transmitted by DTC and received by the exchange agent that forms a part of the book-entry confirmation which states that DTC has received an express acknowledgement from the participant in DTC tendering existing notes that such participant agrees to be bound by the terms of the letter of transmittal. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

         If you are an institution which is a participant in DTC's book-entry transfer facility, you should follow the same procedures that are applicable to persons holding existing notes through a financial institution.

         Do not send letters of transmittal or other exchange offer documents to us or to U.S. Bancorp Piper Jaffray, the dealer manager.

         It is your responsibility that all necessary materials get to State Street Bank and Trust Company, the exchange agent, before the expiration date. If the exchange agent does not receive all of the required materials before the expiration date, your existing notes will not be validly tendered.

         Any existing notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

         We will have accepted the validity of tendered existing notes if and when we give oral or written notice to the exchange agent. The exchange agent will act as the tendering holders' agent for purposes of receiving the new notes from us. If we do not accept any tendered existing notes for exchange because of an invalid tender or the occurrence of any other event, the exchange agent will return those existing notes to you without expense, promptly after the expiration date via book-entry transfer through DTC.

Our interpretations are binding

         We will determine in our sole discretion, all questions as to the validity, form, eligibility and acceptance of existing notes tendered for exchange. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of any particular existing notes not properly tendered or to not accept any particular existing notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular existing notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender existing notes in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular existing note either before or after the expiration date, including the letter of transmittal and the instructions to such letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of existing notes for exchange, nor shall any of them incur any liability for failure to give such notification.

Acceptance of existing notes for exchange; Delivery of new notes

         Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all existing notes properly tendered, and will issue the new notes promptly after acceptance of the existing notes. The discussion under the heading "Conditions for completion of the exchange offer" provides further information regarding the conditions to the exchange offer. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered existing notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly after giving such notice.

         For each $1,000 principal amount of existing notes accepted for exchange, the holder of the existing notes will receive new notes having a principal amount of $575. The new notes will be issued in denominations of $1,000 and any integral multiples of $1,000. We will pay cash for any fractional amount of new notes. In addition, you will have the opportunity to provide indications of interest of participating in the cash offering of up to $50 million principal amount of new notes. The new notes will bear interest from the closing date of the exchange offer. Existing notes accepted for exchange will accrue interest up to but excluding the closing date of the exchange offer. We will pay such accrued and unpaid interest at closing to holders whose existing notes are tendered in the exchange offer and accepted by us.

         In all cases, issuance of new notes for existing notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

    o a timely book-entry confirmation of such existing notes into the exchange agent's account at the DTC book-entry transfer facility;

    o a properly completed and duly executed letter of transmittal or an electronic confirmation of the submitting holder's acceptance through DTC's ATOP system; and

    o    all other required documents, if any.

         If we do not accept any tendered existing notes for any reason set forth in the terms and conditions of the exchange offer, or if existing notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged existing notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility will be returned in accordance with the book-entry procedures described above, and the existing notes that are not to be exchanged will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Guaranteed delivery procedures

         If you desire to tender your existing notes and you cannot complete the procedures for book-entry transfer set forth above on a timely basis, you may still tender your existing notes if:

    o    your tender is made through an eligible institution;

    o prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of such letter of transmittal or an electronic confirmation pursuant to DTC's ATOP system and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, that:

              (a) sets forth the name and address of the holder of existing notes tendered;

              (b)  states that the tender is being made thereby; and

              (c) guarantees that within three trading days after the expiration date a book-entry confirmation and any other documents required by the letter of transmittal, if any, will be deposited by the eligible institution with the exchange agent; and

    o book-entry confirmation and all other documents, if any, required by the letter of transmittal are received by the exchange agent within three trading days after the expiration date.

Withdrawal rights

         In addition, if you tender existing notes and we have not accepted them for exchange by [_______], 2002, you may withdraw your existing notes at any time after that date until we do accept your existing notes for exchange.

         For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, set forth below under the heading "Exchange agent" prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

    o specify the name of the person who tendered the existing notes to be withdrawn;

    o contain a statement that you are withdrawing your election to have your existing notes exchanged;

    o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the existing notes were tendered, including any required signature guarantees; and

    o if you have tendered your existing notes in accordance with the procedure for book-entry transfer described above, specify the name and number of the account at DTC to be credited with the withdrawn existing notes and otherwise comply with the procedures of such facility.

         Any existing notes that have been tendered for exchange, but which are not exchanged for any reason, will be credited to an account maintained with the book-entry transfer facility for the existing notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following the procedures described under the heading "Procedures for tendering existing notes" above, at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions for completion of the exchange offer

         We will not accept existing notes for new notes and may terminate or not complete the exchange offer if the registration statement covering the exchange offer is not effective under the Securities Act.

         We may not accept existing notes for exchange and may terminate or not complete the exchange offer if:

    o any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating in any manner to the exchange offer is instituted or threatened;

    o any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the exchange offer or impair the contemplated benefits of the exchange offer to us;

    o any of the following occurs and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

              o any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

              o any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least twenty percent in either the Dow Jones Average of Industrial stocks or the Standard & Poor's 500 Index from the date of this prospectus;

              o a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

              o any material disruption has occurred in commercial banking or securities settlement or clearance services in the United States;

              o any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions;

              o a commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially and adversely, or to delay materially, the completion of the exchange offer; or

              o if any of the situations described above existed at the time of commencement of the exchange offer and that situation deteriorates materially after commencement of the exchange offer;

    o any tender or exchange offer, other than this exchange offer by us, with respect to some or all of our outstanding common stock or any merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity;

    o any event or events occur that have resulted or may result, in our judgment, in an actual or threatened change in our business condition, income, operations, stock ownership or prospects and our subsidiaries, taken as a whole; or

    o as the term "group" is used in Section 13(d)(3) of the Securities Exchange Act;

              o any person, entity or group acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the expiration date of the exchange offer;

              o any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 2% of our outstanding shares; or

              o any new group shall have been formed that beneficially owns more than 5% or our outstanding shares of common stock which in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the exchange offer or with such acceptance for exchange of shares.

         If any of the above events occur, we may:

    o terminate the exchange offer and promptly return all tendered existing notes to tendering existing note holders;

    o extend the exchange offer and, subject to the withdrawal rights described in "Withdrawal rights," above, retain all tendered existing notes until the extended exchange offer expires;

    o    amend the terms of the exchange offer; or

    o waive the unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

         The conditions are for our sole benefit. We may assert these conditions with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to them. We may waive any condition in whole or in part in our discretion. Our failure to exercise our rights under any of the above conditions does not represent a waiver of these rights. Each right is an ongoing right which may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties. All such conditions to the exchange offer, other than those subject to applicable law, will be either satisfied or waived by us on or before the expiration of the exchange offer. There are no federal or state regulatory requirements that must be met, except for requirements under applicable securities laws.

         If we consider an amendment to the exchange offer to be material, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment in a prospectus supplement, and if required by law, we will extend the exchange offer for a period of five to ten business days.

         If a stop order issued by the SEC is in effect with respect to the registration statement of which this document is a part, we will not accept any existing notes tendered and we will not exchange for any new notes.

Fees and expenses

         U.S. Bancorp Piper Jaffray is acting as the dealer manager in connection with the exchange offer. U.S. Bancorp Piper Jaffray will receive a fee in the manner described below for its services as dealer manager.

         U.S. Bancorp Piper Jaffray's fee will be calculated based on a sliding scale based on the principal amount of existing notes tendered. Based on the foregoing fee structure, if all of the existing notes are exchanged in the exchange offer, U.S. Bancorp Piper Jaffray will receive an aggregate fee of approximately $1.5 million. U.S. Bancorp Piper Jaffray's fees will be payable if and when the exchange offer is completed.

         U.S. Bancorp Piper Jaffray will also be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the exchange offer (including the reasonable fees and disbursements of counsel), whether or not the transaction closes.

         We have agreed to indemnify U.S. Bancorp Piper Jaffray against specified liabilities relating to or arising out of the offer, including civil liabilities under the federal securities laws, and to contribute to payments which U.S. Bancorp Piper Jaffray may be required to make in respect thereof. However, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. U.S. Bancorp Piper Jaffray may from time to time hold existing notes, new notes and our common stock in its proprietary accounts, and to the extent it owns existing notes in these accounts at the time of the exchange offer, U.S. Bancorp Piper Jaffray may tender these existing notes.

         We have retained Georgeson Shareholder Communications Inc. to act as information agent and State Street Bank and Trust Company to act as the exchange agent in connection with the exchange offer. The information agent may contact holders of existing notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee existing note holders to forward materials relating to the exchange offer to beneficial owners. The information agent and the exchange agent will receive reasonable compensation for their respective services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against liabilities in connection with their services, including liabilities under the federal securities laws.

         Neither the information agent nor the exchange agent has been retained to make solicitations or recommendations. The fees they receive will not be based on the principal amount of existing notes tendered under the exchange offer.

         We will not pay any fees or commissions to any broker or dealer, or any other person, other than U.S. Bancorp Piper Jaffray for soliciting tenders of existing notes under the exchange offer. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by us for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

         The aggregate fees and expenses to be incurred in connection with the exchange offer and the cash offer, assuming maximum existing note holder participation, we estimate will be approximately $3.3 million and will be paid by us.

Legal limitation

         The above conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver or any such right and each such right shall be deemed an ongoing right which may be asserted at any time, and from time to time.

         In addition, we will not accept for exchange any existing notes tendered, and no new notes will be issued in exchange for any such existing notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange agent

         State Street Bank and Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of its addresses as set forth below. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                          FOR REGISTERED EXISTING NOTES

                          By Mail or Overnight Courier:
                                 Mr. Ralph Jones
                       State Street Bank and Trust Company
                           Corporate Trust, 5th Floor
                              2 Avenue de Lafayette
                                Boston, MA 02111

                           By Facsimile Transmission:
                                 (617) 662-1452

                              Confirm by Telephone:
                                 (617) 662-1548

         If you deliver the letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above, then such delivery or transmission does not constitute a valid delivery of such letter of transmittal.

                       CASH OFFER OF ADDITIONAL NEW NOTES

         In addition to the exchange offer, we are offering to those holders of existing notes which are tendered and accepted in the exchange offer the right to purchase up to $50 million aggregate principal amount of additional new notes for cash (the "cash offer"). The new notes in the cash offer are identical in all respects to the new notes provided in the exchange offer as described in this document under the heading "Description of New Notes."

         If a holder's tender of existing notes is withdrawn, we will not sell any additional new notes for cash to that holder. Offers to purchase additional new notes must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

         You may indicate your interest in purchasing additional new notes by giving your indication of interest to U.S. Bancorp Piper Jaffray at (877) 421-2321, attention Jeffrey Winaker or Brian Sullivan.

                            DESCRIPTION OF NEW NOTES

           Alkermes will issue the new notes under an indenture dated as of December , 2002 between us and State Street Bank and Trust Company, as new notes trustee. The following summarizes the material provisions of the new notes and the new notes indenture. This summary is subject to and is qualified by reference to all the provisions of the new notes indenture. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of Alkermes, Inc.

GENERAL

           We are offering to issue up to $165,000,000 aggregate principal amount of new notes, which amount includes:

                o $115,000,000 aggregate principal amount to be issued in the exchange offer assuming 100% of the outstanding existing notes are tendered and accepted in the exchange offer; and

                o up to an additional $50,000,000 aggregate principal amount of new notes to be issued for cash to holders of existing notes tendered and accepted in the exchange offer.

           The new notes will be unsecured senior subordinated obligations of Alkermes that are subordinate in right of payment as described under "Subordination." The new notes will be convertible into common stock as described under "Conversion Rights." The new notes will be issued in denominations of $1,000 and multiples of $1,000. The new notes will mature on December , 2009 unless earlier converted, redeemed or repurchased.

           The new notes will bear interest at the rate of 6.52% per year. Interest will be paid on June and December of each year, commencing on June , 2003, subject to limited exceptions if the new notes are converted, redeemed or repurchased prior to the applicable interest payment date. The record dates for
payment of interest will be June   and December   of each year. Interest will be
computed on the basis of a 360-day year consisting of twelve 30-day months.

           Interest will be payable in cash or common stock at our option. If we elect to pay interest in common stock, the shares of common stock will be valued at 90% of the average of the closing price for each of the five trading days immediately preceding the second trading day prior to the interest payment date. We will provide holders notice of our election to pay interest in common stock instead of cash no later than the record date prior to such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

           We will pay principal and interest on the new notes at the office or agency we maintain for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office or agency of the new notes trustee. At our option, however, we may pay interest by check mailed to your address as it appears in the new notes register. However, holders of more than $2,000,000 in principal amount of new notes may elect in writing to be paid by wire transfer; provided that any payment to The Depository Trust Company ("DTC") or its nominee will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

           If we elect to make a payment in common stock instead of cash with respect to any payment under the terms of the new notes indenture that permits such election, we may either pay cash for any fractional shares or round the fractional share up to the nearest whole share.

           We will not be restricted from paying dividends or repurchasing securities or incurring indebtedness under the new notes indenture. The new notes indenture has no financial covenants. Holders of the new notes are not protected in the event of a highly leveraged transaction or a change in control of Alkermes except as described under "Repurchase at Option of Holders upon a Repurchase Event" below.

           You are not required to pay a service charge for registration or transfer of new notes. We may, however, require you to pay any tax or other governmental charge in connection with the transfer. We are not required to exchange or register the transfer of:

                o any new note for a period of 15 days before selection for redemption;

                o   any new note or portion selected for redemption;

                o   any new note or portion surrendered for conversion; or

                o any new note or portion surrendered for repurchase but not withdrawn in connection with a repurchase event.

           The new notes will be issued:

                o   in fully-registered form; and

                o   in denominations of $1,000 and multiples of $1,000.

BOOK-ENTRY SYSTEM

           Global Security

           The new notes will be issued in the form of a global security held in book-entry form. Except as noted below under "Certificated Notes," DTC or its nominee will be the sole registered holder of the new notes for all purposes under the new notes indenture. Owners of beneficial interests in the new notes represented by the global security will hold these interests pursuant to the procedures and practices of DTC. Owners of beneficial interests must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests, in accordance with DTC's procedures and practices. Beneficial owners are not holders, and are not entitled to any rights under the global security or the new notes indenture with respect to the global security. We and the trustee may treat DTC as the sole holder and owner of the global security.

           Certificated Notes

           Certificated new notes may be issued in exchange for new notes represented by the global security if DTC no longer serves as the depositary and no successor depositary is appointed by us.

VOLUNTARY CONVERSION

           You may voluntarily convert your new notes into our common stock prior to maturity.

           You may, at your option, convert some or all of your new notes at any time prior to maturity into our common stock at a conversion price equal to a 17 1/2% premium over the daily volume-weighted average closing price of our common stock for the five trading days immediately preceding the second trading day prior to the expiration date of the exchange offer, subject to adjustment upon certain events. You may convert new notes in denominations of $1,000 and multiples of $1,000. The conversion price is subject to adjustment as described below. If the new notes are called for redemption, the conversion rights on the new notes called for redemption will expire at the close of business of the last business day before the redemption date, unless we default in payment of the redemption price. If you have submitted your new notes for repurchase after a repurchase event, you may only convert your new notes if you deliver a withdrawal notice before the close of business on the last business day before the repurchase date.

           If you convert your new notes after a record date and prior to the next interest payment, you will have to pay us interest, unless the new notes have been called for redemption under the new notes indenture. We will pay a cash adjustment for any fractional shares based on the market price of our common stock on the last business day before the conversion date.

           You can convert your new notes by delivering the new notes to an office or agency of the new notes trustee in the Borough of Manhattan, The City of New York, along with a duly signed and completed notice of conversion, a form of which may be obtained from the new notes trustee. In the case of a global security, DTC will effect the conversion upon notice from the holder of a beneficial interest in the global security in accordance with DTC's rules and procedures. The conversion date will be the date on which the new notes and the duly signed and completed notice of conversion are delivered. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, we will issue and deliver to the conversion agent certificates for the number of full shares of common stock issuable upon conversion, together with any cash payment for fractional shares. In the event we fail to convert any tendered new notes into common stock in accordance with the terms of the indenture, the holder may bring an action to enforce its right to convert.

           You will not be required to pay any stamp, transfer, documentary or similar taxes or duties upon conversion but will be required to pay any stamp or transfer tax or duty if the common stock issued upon conversion of the new notes is in a name other than your name. Certificates representing shares of common stock will not be issued or delivered unless all stamp or transfer taxes and duties, if any, payable by the holder have been paid.

           Additional payment upon conversion during first two years.

           If you elect to convert your new notes at any time on or prior to the second anniversary date of the initial issuance of the new notes, you will receive a payment of additional interest upon conversion so long as we have not previously mailed an automatic conversion notice to holders. We will pay additional interest upon conversion equal to two years of interest, less any interest actually paid or provided for on the new notes prior to the conversion, payable, in cash or, at our option, in common stock, valued at 90% of the average of the closing price of our common stock for each of the five trading days immediately preceding the second trading day preceding the conversion date, subject to a minimum valuation equal to the conversion price. Our ability to pay additional interest in common stock will be subject to certain conditions set forth in the new notes indenture.

           Adjustment to the conversion price.

             The conversion price will be adjusted if:

                (1) we dividend or distribute shares of our common stock to our common stock holders;

                (2) we split, subdivide or combine our common stock;

                (3) we issue rights or warrants to all holders of our common stock to purchase common stock at less than the current market price;

                (4) we dividend or distribute to all holders of our common stock capital stock or evidences of indebtedness or assets, but excluding:

                    o dividends, distributions and rights or warrants referred to in (3) above or to be exercised in connection with certain trigger events;

                    o dividends and distributions paid exclusively in cash or paid in connection with our liquidation, dissolution or winding up; or

                    o capital stock, evidence of indebtedness, cash or assets distributed in a merger or consolidation.

                (5) we make a dividend or distribution consisting exclusively of cash to all holders of common stock if the aggregate amount of these distributions combined together with (A) all other all-cash distributions made within the preceding 12 months in respect of which we made no adjustment plus (B) any cash and the fair market value of other consideration payable in any tender offers by us or any of our subsidiaries for common stock concluded within the preceding 12 months in respect for which we made no adjustment, exceeds 10% of our market capitalization, being the product of the then current market price of the common stock multiplied by the number of shares of our common stock then outstanding;

                (6) the purchase of common stock pursuant to a tender offer made by us or any of our subsidiaries involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for common stock expiring within the 12 months preceding such tender offer plus (B) the aggregate amount of any such all-cash distributions referred to in (5) above to all holders of common stock within the 12 months preceding the expiration of the tender offer for which we have made no adjustment, exceeds 10% of our market capitalization on the expiration of such tender offer; or

                (7) payment on tender offers or exchange offers by a third party other than Alkermes or our subsidiaries if, as of the closing date of the offer, our board of directors does not recommend rejection of the offer. We will only make this adjustment if a tender offer increases the person's ownership to more than 25% of our outstanding common stock and the payment per share is greater than the current market price of the common stock. We will not make this adjustment if the tender offer is a merger or transaction described below under "Consolidation, Merger or Transfer of Assets."

           The conversion adjustment provisions apply to the conversion price for both voluntary conversions and automatic conversions.

           If we implement a stockholders' rights plan, we will be required under the new notes indenture to provide that the holders of new notes will receive the rights upon conversion of the new notes, whether or not these rights were separated from the common stock prior to conversion.

           If we reclassify our common stock, consolidate, merge or combine with another person or sell or convey our property and assets as an entirety or substantially as an entirety, each existing note then outstanding will, without the consent of the holder of any existing note, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of common stock into which the existing note was convertible immediately prior to the reclassification, consolidation, merger, combination, sale or conveyance. This calculation will be made based on the assumption that the holder of common stock failed to exercise any rights of election that the holder may have to select a particular type of consideration. The adjustment will not be made for a consolidation, merger or combination that does not result in any reclassification, conversion, exchange or cancellation of our common stock.

           We are permitted to reduce the conversion price of the new notes for limited periods of time, if our board of directors deems it advisable. Any such reduction shall be effective for not less than 20 days. We are required to give at least 15 days' prior notice of any such reduction. We may also reduce the conversion price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

           No adjustment in the conversion price of the new notes will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments.

AUTOMATIC CONVERSION

           We may elect to automatically convert the new notes if our stock price hits specific targets.

           We may elect to automatically convert some or all of the new notes at any time on or prior to maturity if the closing price of our common stock has exceeded 150% of the conversion price for at least 20 trading days during a consecutive 30-day trading period ending within five trading days prior to the notice of automatic conversion. We refer to this as an "automatic conversion." The notice of automatic conversion must be given not more than 30 and not less than 20 days prior to the date of automatic conversion.

           If an automatic conversion occurs on or prior to the second anniversary date of the issuance of the new notes we will pay additional interest in cash or, at our option, in shares of our common stock to holders of new notes being converted. If we elect to pay the additional interest in shares of our common stock, the shares of common stock will be valued at 90% of the average of the closing price of our common stock for each of the five trading days immediately preceding the second trading day preceding the conversion date. This additional interest shall be equal to two years' worth of interest less any interest actually paid or provided for prior to the date of automatic conversion. We will specify in the automatic conversion notice whether we will pay the additional interest in cash or common stock. We will not issue fractional shares for any additional interest upon conversion but will instead make a cash adjustment for any fractional share interest.

           You will not be required to pay any stamp, transfer, documentary or similar taxes or duties upon conversion but will be required to pay any stamp or transfer tax or duty if the common stock issued upon conversion of the new notes is in a name other than your name. Certificates representing shares of common stock will not be issued or delivered unless all stamp or transfer taxes and duties, if any, payable by the holder have been paid.

OPTIONAL REDEMPTION

           At any time on or after January , 2005, we may redeem some or all of the new notes, at our option, upon not less than 20 nor more than 60 days' prior notice by mail, at the redemption prices specified below. The redemption price, expressed as a percentage of the principal amount, is as follows for the 12-month periods beginning January , 2005:

                                                                      REDEMPTION
     PERIOD                                                              PRICE
     ------                                                              -----
     January  , 2005 to December  , 2005............................... 104.657%
     December  , 2005 to December  , 2006.............................. 103.726%
     December  , 2006 to December  , 2007.............................. 102.794%
     December  , 2007 to December  , 2008.............................. 101.863%
     December  , 2008 to December  , 2009.............................. 100.931%
     December  , 2009 (maturity)....................................... 100.000%

In each case we will also pay accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay interest to the record holders as of the relevant record date.

           No sinking fund will be provided for the new notes, which means that the new notes indenture will not require us to redeem or retire the new notes periodically. We may not redeem the new notes if there is a default under the new notes indenture. See "Events of Default and Remedies."

REPURCHASE AT OPTION OF HOLDERS UPON A REPURCHASE EVENT

           If a repurchase event occurs after issuance of the new notes, you will have the right, at your option, to require us to repurchase all or any portion of your new notes 40 days after we mail holders a notice of the repurchase event, in cash or, at our option, common stock equal to 105% of the principal amount of the new notes to be repurchased, together with accrued and unpaid interest to, but excluding, the repurchase date. If a repurchase date is an interest payment date, we will pay the interest that is due and payable on such date to the record holder on the applicable record date.

           At our option, instead of paying the repurchase price in cash, we may pay the repurchase price in common stock, valued at 95% of the average of the closing price for each of the five trading days immediately before and including the third trading day preceding the repurchase date. We may only pay the repurchase price in common stock if we satisfy conditions provided in the new notes indenture.

           If within two years following issuance of the new notes, a "change of control" (as defined below) occurs, we will be required to repurchase the new
notes at a price of   % of par value. The repurchase price upon a change in
control will be determined by the following formula:

      (principal amount of existing notes tendered in the exchange offer +
             principal amount of new notes sold in the cash offer)
      --------------------------------------------------------------------
            (principal amount of new notes issued in exchange offer +
             principal amount of new notes sold in the cash offer)

           A repurchase event will be considered to have occurred if:

                o our common stock or other common stock into which the new notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States; or

                o   one of the following "change in control" events occurs:

                    1. any person or group becomes the beneficial owner of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors;

                    2. our shareholders approve any plan or proposal for our liquidation, dissolution or winding up;

                    3. we consolidate with or merge into, or participate in a share exchange with any other corporation, partnership, limited liability company or other entity or any other corporation, partnership, limited liability company or other entity merges into us, and, in the case of any such merger, consolidation or share exchange, our outstanding common stock is changed or exchanged into other assets or securities as a result;

                    4. we convey, transfer or lease all or substantially all of our assets to any person; or

                    5. the continuing directors do not constitute a majority of our board of directors at any time.

           However, a change in control will not be deemed to have occurred if:

                o the last sale price of our common stock for any five trading days during the ten trading days immediately before the change in control is equal to at least 105% of the conversion price;

                o in the event of a transaction specified in (1), (3) or (4) above, if our shareholders immediately before such transaction constituting the change in control own, directly or indirectly, immediately following such transaction, at least 51% of the combined voting power of our outstanding voting securities resulting from such change in control in substantially the same proportion as their ownership of the voting stock immediately before such transaction; or

                o in the event of a transaction specified in (3) or (4) above, all of the consideration, excluding cash payments for fractional shares in the transaction constituting the change in control, consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction the new notes become convertible solely into that common stock.

           The term "continuing director" means at any date a member of our board of directors:

                o who was a member of our board of directors on November 5, 2002; or

                o who was nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election or whose election to our board of directors was recommended by at least a majority of the directors who were continuing directors at the time of the nomination or election or by the nominating committee comprised of our independent directors.

           Under the above definition of continuing director, if the current board of directors approved a new director or directors and then resigned, no change in control would occur. The interpretation of the phrase "all or substantially all" used in the definition of change in control would likely depend on the facts and circumstances existing at such time. As a result, there may be uncertainty as to whether or not a sale or transfer of "all or substantially all" of our assets has occurred.

           We will be required to mail holders of new notes a notice within 15 days after the occurrence of a repurchase event. The notice must describe, among other things, the repurchase event, the holder's right to elect repurchase of the new notes and the repurchase date. We must deliver a copy of the notice to the trustee and cause a copy, or a summary of the notice, to be published in a newspaper of general circulation in New York, New York. You may exercise your repurchase rights by delivering written notice to us and the new notes trustee. The notice must be accompanied by the new notes duly endorsed for transfer to us. You must deliver the exercise notice on or before the close of business on the thirty-fifth calendar day after the mailing date of the repurchase notice.

           You may require us to repurchase all or any portion of your new notes upon a repurchase event. We may not have sufficient cash funds to repurchase the new notes upon a repurchase event. We may elect, subject to certain conditions, to pay the repurchase price in common stock. Certain of our existing debt agreements, as well as future debt agreements, may prohibit us from paying the repurchase price in either cash or common stock. If we are prohibited from repurchasing the new notes, we could seek consent from our lenders to repurchase the new notes. If we are unable to obtain their consent, we could attempt to refinance the new notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the new notes. If we were unable to repurchase the new notes upon a repurchase event, it would result in an event of default under the new notes indenture. An event of default under the new notes indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the repurchase event may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the new notes under the subordination provisions of the new notes indenture.

           The change in control feature may not necessarily afford you with protection in the event of a highly leveraged transaction, a change in control or similar transactions involving us. We could, in the future, enter into transactions, including recapitalizations, that would not constitute a change in control but that would increase the amount of our senior indebtedness or other debt. We are not prohibited from incurring senior indebtedness or debt under the new notes indenture. If we incur significant amounts of additional debt, this could have an adverse effect on our ability to make payments on the new notes.

                o In addition, our management could undertake leveraged transactions that could constitute a change in control. The Board of Directors will not have the right under the new notes indenture to limit or waive the repurchase right in the event of these types of leveraged transaction. Our requirement to repurchase new notes upon a repurchase event could delay, defer or prevent a change of control. As a result, the repurchase right may discourage:

                        o   a merger, consolidation or tender offer;

                        o the assumption of control by a holder of a large block of our shares; and

                        o   the removal of incumbent management.

           The repurchase feature is not the result of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by us to adopt a series of anti-takeover provisions. We have no present intention to engage in a transaction involving a change of control, although it is possible that we would decide to do so in the future.

           The Securities Exchange Act and the SEC rules thereunder require the distribution of specific types of information to security holders in the event of issuer tender offers. These rules may apply in the event of a repurchase. We will comply with these rules to the extent applicable.

SUBORDINATION

           The new notes will be unsecured and subordinated to the prior payment in full of all existing and future senior indebtedness as provided in the new notes indenture. However, the new notes will be senior in right of payment to the existing notes. Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, payments on the new notes will be subordinated to the prior payment in full of all senior indebtedness. If the new notes are accelerated following an event of default under the new notes indenture, the holders of any senior indebtedness will be entitled to payment in full before the holders of the new notes are entitled to receive any payment on the new notes.

           We may not make any payments on the new notes if:

                o we default in the payment on senior indebtedness beyond any grace period; or

                o any other default occurs and is continuing under any designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity, and we and the trustee receive a notice, known as a payment blockage notice, from a person permitted to give this notice under the new notes indenture.

           We may resume making payments on the new notes:

                o in the case of a payment default, when the default is cured or waived or ceases to exist; and

                o in the case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after receipt of the payment blockage notice.

           No new period of payment blockage may be commenced unless:

                o 365 days have elapsed since our receipt of the prior payment blockage notice; and

                o all scheduled payments on the new notes have been paid in full, or the new notes trustee or the holders of new notes shall not have begun proceedings to enforce the right of the holders to receive payments.

           No default that existed on any senior indebtedness on the date of delivery of any payment blockage notice may be the basis for a subsequent payment blockage notice.

           The term "senior indebtedness" means the principal, premium, if any, and interest on, including bankruptcy interest, and any other payment on the following current or future incurred:

                o indebtedness for money borrowed or evidenced by new notes, debentures, bonds or other securities;

                o reimbursement obligations under letters of credit, bank guarantees or bankers' acceptances;

                o indebtedness under interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

                o indebtedness consisting of commitment or standby fees under our credit facilities or letters of credit;

                o obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

                o obligations of the type listed above that have been assumed or guaranteed by us or in effect guaranteed, directly or indirectly, by us through an agreement to purchase; and

                o any amendment, modification, renewal, extension, refunding or deferral of any indebtedness or obligation of type listed in the bullet points above.

           Senior indebtedness will not include:

                o any indebtedness or amendment or modification that expressly provides that it is subordinate to or is not senior to or is on the same basis as the new notes;

                o   any indebtedness to any subsidiary;

                o indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business; or

                o   the new notes.

           If the trustee or any holder of the new notes receives any payment or distribution of our assets of any kind on the new notes in contravention of any of the terms of the new notes indenture, then such payment or distribution will be held by the recipient in trust for the benefit of the holders of senior indebtedness, and will be immediately paid or delivered to the holders of senior indebtedness or their representative or representatives.

           In the event of our insolvency, liquidation, reorganization or payment default on senior indebtedness, we will not be able to make payments on the new notes until we have paid in full all of our senior indebtedness. We may, therefore, not have sufficient assets to pay the amounts due on the new notes. Neither we nor our subsidiaries are prohibited from incurring debt under the new notes indenture. If we incur additional debt, our ability to pay amounts due on the new notes could be adversely affected. At June 30, 2002, we had approximately $10.7 million of senior indebtedness. We may also incur additional debt in the future. The subordination provisions will not prevent the occurrence of any default or event of default or limit the rights of any holder of new notes to pursue any other rights or remedies with respect to the new notes.

           As a result of the subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceedings, holders of the new notes may receive less than other creditors on a ratable basis.

EVENTS OF DEFAULT AND REMEDIES

           The following events constitute "events of default" under the new notes indenture:

                o we fail to pay the principal or premium, if any, on any of the new notes when due, whether or not prohibited by the subordination provisions of the new notes indenture;

                o we fail to pay interest or additional interest on the new notes when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the new notes indenture;

                o we fail to perform any covenant in the new notes indenture if such failure continues for 45 days after notice is given in accordance with the new notes indenture;

                o we fail to repurchase any new notes after a repurchase event;

                o   we fail to provide timely notice of a repurchase event;

                o we fail or any of our significant subsidiaries fail to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $7,500,000, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the new notes indenture;

                o a default by us or any significant subsidiary on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $7,500,000, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the new notes indenture; or

                o certain events involving bankruptcy, insolvency or reorganization of us or any significant subsidiary.

           The new notes trustee is generally required under the new notes indenture, within 90 days after its becoming aware of a default, to provide holders written notice of all incurred default. However, the new notes trustee may, except in the case of a payment default on the new notes, withhold this notice of default if it determines that withholding the notice is in the best interest of the holders.

           If an event of default has occurred and is continuing, the new notes trustee or the holders of not less than 25% in principal amount of outstanding new notes, may declare the principal and premium, if any, on the new notes to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding new notes may, under circumstances set forth in the new notes indenture, rescind the acceleration of the principal of and premium, if any, on the new notes, other than the payment of principal of the new notes that has become due other than because of the acceleration. If an event of default arising from events of bankruptcy, insolvency or reorganization occurs and is continuing with respect to us, all unpaid principal of and accrued interest on the outstanding new notes would become due and payable immediately without any declaration or other act on the part of the new notes trustee or holders of new notes.

           Holders of a majority in principal amount of outstanding new notes may direct the time, method and place of conducting any proceeding for any remedy available to the new notes trustee or exercising any trust or power conferred on the new notes trustee, subject to specified limitations. Before exercising any right or power under the new notes indenture at the direction of the holders, the new notes trustee will be entitled to receive from such holders reasonable security or indemnity against any costs, expenses and liabilities that it might incur as a result.

           Before the holder of a new note may take any action to institute any proceeding relating to the new notes indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

                o the holder must have given the new notes trustee written notice of a continuing event of default;

                o the holders of at least 25% of the aggregate principal amount of all outstanding new notes must make a written request of the new notes trustee to take action because of the default;

                o holders must have offered reasonable indemnification to the new notes trustee against the cost, expenses and liabilities of taking action; and

                o the new notes trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification.

           These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a new note or the right to convert the new note in accordance with the new notes indenture.

           Generally, the holders of not less than a majority of the aggregate principal amount of outstanding new notes may waive any default or event of default, except if:

                o we fail to pay the principal of, premium or interest on any new note when due;

                o   we fail to convert any new note into common stock; or

                o we fail to comply with any of the provisions of the new notes indenture that would require the consent of the holder of each outstanding new note affected.

           We will send the new notes trustee annually a statement as to whether we are in default and the nature of any default under the new notes indenture.

CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

           We may not consolidate or merge into another person or sell, lease, convey or transfer all or substantially all of our assets to another person, whether in a single or series of related transactions, unless:

                o either (A) we are the surviving entity, or (B) the resulting entity is a U.S. corporation, limited liability company, partnership or trust and expressly assumes in writing all of our obligations under the new notes and the new notes indenture;

                o   no default or event of default exists or would occur; and

                o other conditions specified in the new notes indenture are satisfied.

MODIFICATION AND WAIVER

           The consent of the holders of a majority in principal amount of the outstanding new notes affected is required to make a modification or amendment to the new notes indenture. However, a modification or amendment requires the consent of the holder of each outstanding new note affected if it would:

                o   extend the fixed maturity of any new note;

                o reduce the interest rate or extend the time of payment of interest on any new note;

                o   reduce the principal amount or any premium of any new note;

                o reduce any amount payable upon redemption or repurchase of any new note;

                o adversely change our obligation to repurchase any new note upon a repurchase event;

                o adversely change the holder's right to institute suit for the payment of any new note;

                o   change the currency in which any new note is payable;

                o   adversely modify the right to convert the new notes;

                o adversely modify the subordination provisions of the new notes; or

                o change the percentage required to consent to modifications and amendments.

           Holders of a majority in principal amount of the new notes may approve the release of the two-year prohibition on our ability to engage in any private repurchases, debt-for-equity swaps or similar transactions with respect to any existing notes that remain outstanding after the exchange offer is completed.

SATISFACTION AND DISCHARGE

           We may discharge our obligations under the new notes indenture while new notes remain outstanding if:

                o all new notes will become due in one year or are scheduled for redemption in one year; and

                o we deposit sufficient funds to pay all outstanding new notes on their scheduled maturity or redemption date.

PROHIBITION ON PRIVATE TRANSACTIONS INVOLVING EXISTING NOTES

           For a period of two years following the issuance of the new notes, and as long as the new notes remain outstanding during such two-year period, we will be prohibited from engaging in any private repurchases, debt-for-equity swaps, or similar transactions with respect to the existing notes.

GOVERNING LAW

           The new notes and the new notes indenture are governed by the laws of the State of New York, without regard to conflicts of laws principles.

CONCERNING THE NEW NOTES TRUSTEE

           We have appointed the new notes trustee as the initial paying agent, conversion agent, registrar and custodian for the new notes. The new notes trustee also is the trustee, initial paying agent, conversion agent, registrar and custodian for our existing notes. We may maintain deposit accounts and conduct other banking transactions with the new notes trustee or its affiliates in the ordinary course of business. In addition, the new notes trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business.

           If the new notes trustee becomes one of our creditors, the new notes indenture and the Trust Indenture Act of 1939 may limit the right of the new notes trustee to obtain payment on or realize on security for its claims. If the new notes trustee develops any conflicting interest with the holders of new notes or us, it must eliminate the conflict or resign.

                          DESCRIPTION OF EXISTING NOTES

           We issued the existing notes under an indenture dated as of February 18, 2000, between us and State Street Bank and Trust Company, as existing notes trustee. The following summarizes the material provisions of the existing notes and the existing notes indenture. This summary is subject to and is qualified by reference to all the provisions of the existing notes indenture. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of Alkermes, Inc.

GENERAL

           The existing notes are unsecured general obligations of Alkermes that are subordinate in right of payment as described under "Subordination." The existing notes are convertible into common stock as described under "Conversion by Holders." The aggregate principal amount of the existing notes is limited to $200,000,000. The existing notes are issued in fully registered form and denominated in integral multiples of $1,000. The existing notes will mature on February 15, 2007 unless earlier converted, redeemed or repurchased.

           The existing notes bear interest at the rate of 3.75% per year. Interest is paid on February 15 and August 15 of each year, subject to limited exceptions if the existing notes are converted, redeemed or repurchased prior to the applicable interest payment date. The record dates for payment of interest are February 1 and August 1 of each year. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months.

           We maintain an office in the Borough of Manhattan in New York, New York where the existing notes may be presented for registration, transfer, exchange or conversion. Initially, this will be an office or agency of the existing notes trustee. We may, at our option, pay interest on the existing notes by check mailed to the registered holders of existing notes. However, holders of more than $2,000,000 in principal amount of existing notes may elect in writing to be paid by wire transfer; provided that any payment to The Depository Trust Company ("DTC") or its nominee will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

           We are not restricted from paying dividends or repurchasing securities or incurring indebtedness under the existing notes indenture. The existing notes indenture has no financial covenants. Holders of the existing notes are not protected in the event of a highly leveraged transaction or a change in control of Alkermes except as described under "Repurchase at Option of Holders upon a Repurchase Event" below.

           Holders of the existing notes are not required to pay a service charge for registration or transfer of existing notes. We may, however, require holders of existing notes to pay any tax or other governmental charge in connection with the transfer. We are not required to exchange or register the transfer of:

                o any existing note for a period of 15 days before selection for redemption;

                o   any existing note or portion selected for redemption;

                o   any existing note or portion surrendered for conversion; or

                o any existing note or portion surrendered for repurchase but not withdrawn in connection with a repurchase event.

BOOK-ENTRY SYSTEM

           Global Security

           The existing notes were issued in the form of a global security held in book-entry form. Except as noted below under "Certificated Notes," DTC, or its nominee, is the sole registered holder of the existing notes for all purposes under the existing notes indenture. Owners of beneficial interests in the existing notes represented by the global security hold these interests pursuant to the procedures and practices of DTC. Owners of beneficial interest must exercise any rights in respect of their interests, including any right to convert or require repurchase of their interests, in accordance with DTC's procedures and practices. Beneficial owners are not holders, and are not entitled to any rights under the global security or the existing notes indenture with respect to the global security. We and the trustee may treat DTC as the sole holder and owner of the global security.

           Certificated Notes

           Qualified institutional buyers may request that certificated existing notes be issued in exchange for existing notes represented by the global security. In addition, certificated existing notes may be issued in exchange for existing notes represented by the global security if DTC no longer serves as the depositary and no successor depositary is appointed by us.

CONVERSION BY HOLDERS

           Holders of existing notes may, at their option, convert their existing notes, in whole or in part, at any time prior to maturity into our common stock at a conversion price of $67.75 per share. Holders may convert existing notes in denominations of $1,000 and multiples of $1,000. The conversion price is subject to adjustment as described below. If the existing notes are called for redemption, the conversion rights on the existing notes called for redemption will expire at the close of business of the last business day before the redemption date, unless we default in payment of the redemption price. If a holder has submitted its existing notes for repurchase after a repurchase event, such holder may only convert its existing notes if it delivers a withdrawal notice before the close of business on the last business day before the repurchase date.

           Except as described below, we will not make any adjustment for accrued interest or dividends on common stock upon conversion of the existing notes. If a holder converts its existing notes after a record date and prior to the next interest payment, the holder will have to pay us interest, unless the existing notes have been called for redemption under the existing notes indenture. We will pay a cash adjustment for any fractional shares based on the market price of our common stock on the last business day before the conversion date.

           Holders can convert existing notes by delivering the existing notes to an office or agency of the existing notes trustee in the Borough of Manhattan, The City of New York, along with a duly signed and completed notice of conversion, a form of which may be obtained from the existing notes trustee. In the case of a global security, DTC will effect the conversion upon notice from the holder of a beneficial interest in the global security in accordance with DTC's rules and procedures. The conversion date will be the date on which the existing notes and the duly signed and completed notice of conversion are delivered. As promptly as practicable on or after the conversion date, but no later than three business days after the conversion date, we will issue and deliver to the conversion agent certificates for the number of full shares of common stock issuable upon conversion, together with any cash payment for fractional shares. In the event we fail to convert any tendered existing notes into common stock in accordance with the terms of the indenture, the holder may bring an action to enforce its right to convert.

           If a holder delivers an existing note for conversion, the holder will not be required to pay any taxes or duties for the issue or delivery of common stock on conversion. However, we will not pay any transfer tax or duty payable as a result of the issuance or delivery of the common stock in a name other than that of the holder of the existing note. We will not issue or deliver common stock certificates unless we have been paid the amount of any transfer tax or duty or we have been provided satisfactory evidence that the transfer tax or duty has been paid.

             The conversion price of $67.75 per share will be adjusted if:

                (1) we dividend or distribute shares of our common stock to our common stock holders;

                (2) we split, subdivide or combine our common stock;

                (3) we issue rights or warrants to all holders of our common stock to purchase common stock at less than the current market price;

                (4) we dividend or distribute to all holders of our common stock capital stock or evidences of indebtedness or assets, but excluding:

                    o dividends, distributions and rights or warrants referred to in (3) above or to be exercised in connection with certain trigger events;

                    o dividends and distributions paid exclusively in cash or paid in connection with our liquidation, dissolution or winding up; or

                    o capital stock, evidence of indebtedness, cash or assets distributed in a merger or consolidation.

                (5) we make a dividend or distribution consisting exclusively of cash to all holders of common stock if the aggregate amount of these distributions combined together with (A) all other all-cash distributions made within the preceding 12 months in respect of which we made no adjustment plus (B) any cash and the fair market value of other consideration payable in any tender offers by us or any of our subsidiaries for common stock concluded within the preceding 12 months in respect for which we made no adjustment, exceeds 10% of our market capitalization, being the product of the then current market price of the common stock multiplied by the number of shares of our common stock then outstanding;

                (6) the purchase of common stock pursuant to a tender offer made by us or any of our subsidiaries involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for common stock expiring within the 12 months preceding such tender offer plus (B) the aggregate amount of any such all-cash distributions referred to in (5) above to all holders of common stock within the 12 months preceding the expiration of the tender offer for which we have made no adjustment, exceeds 10% of our market capitalization on the expiration of such tender offer; or

                (7) payment on tender offers or exchange offers by a third party other than Alkermes or our subsidiaries if, as of the closing date of the offer, our board of directors does not recommend rejection of the offer. We will only make this adjustment if a tender offer increases the person's ownership to more than 25% of our outstanding common stock and the payment per share is greater than the current market price of the common stock. We will not make this adjustment if the tender offer is a merger or transaction described below under "Consolidation, Merger or Transfer of Assets."

           If we implement a stockholders' rights plan, we will be required under the existing notes indenture to provide that the holders of existing notes will receive the rights upon conversion of the existing notes, whether or not these rights were separated from the common stock prior to conversion.

           If we reclassify our common stock, consolidate, merge or combine with another person or sell or convey our property and assets as an entirety or substantially as an entirety, each existing note then outstanding will, without the consent of the holder of any existing note, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of common stock into which the existing note was convertible immediately prior to the reclassification, consolidation, merger, combination, sale or conveyance. This calculation will be made based on the assumption that the holder of common stock failed to exercise any rights of election that the holder may have to select a particular type of consideration. The adjustment will not be made for a consolidation, merger or combination that does not result in any reclassification, conversion, exchange or cancellation of our common stock.

           We are permitted to reduce the conversion price of the existing notes for limited periods of time, if our board of directors deems it advisable. Any such reduction shall be effective for not less than 20 days. We are required to give at least 15 days' prior notice of any such reduction. We may also reduce the conversion price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

           No adjustment in the conversion price of the existing notes will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments.

PROVISIONAL REDEMPTION

           We may redeem some or all of the existing notes at any time prior to February 19, 2003, at a redemption price equal to $1,000 per existing note plus accrued and unpaid interest to the redemption date if the closing price of our common stock has exceeded 200% of the conversion price for at least 20 trading days in the consecutive 30-trading day period ending on the trading day immediately prior to the mailing of the notice of redemption.

OPTIONAL REDEMPTION

           At any time on or after February 19, 2003, we may redeem some or all of the existing notes, at our option, at the redemption prices specified below. The redemption price, expressed as a percentage of the principal amount, is as follows for the 12-month periods beginning on February 15 of the year indicated (February 19, 2003 through February 14, 2004, in the case of the first such period):

           Year                             Redemption Price
           ----                             ----------------

           2003                                  102.14%
           2004                                  101.61%
           2005                                  101.07%
           2006                                  100.54%
and 100% of the principal amount on February 15, 2007. In each case we will also pay accrued and unpaid interest to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay interest to the record holders as of the relevant record date. We are required to give notice of redemption not more than 60 and not less than 30 days before the redemption date under the existing notes indenture.

           No sinking fund is provided for the existing notes, which means that the existing notes indenture does not require us to redeem or retire the existing notes periodically. We may not redeem the existing notes if there is a default under the existing notes indenture. See "Events of Default and Remedies."

REPURCHASE AT OPTION OF HOLDERS UPON A REPURCHASE EVENT

           If a repurchase event occurs, a holder of an existing note will have the right, at its option, to require us to repurchase all or any portion of its existing notes 40 days after we mail holders a notice of repurchase event. The repurchase price we are required to pay will be 105% of the principal amount of the existing notes submitted for repurchase, plus accrued and unpaid interest to, but excluding, the repurchase date. If a repurchase date is an interest payment date, we will pay to the record holder on the record date.

           At our option, instead of paying the repurchase price in cash, we may pay the repurchase price in common stock, valued at 95% of the average of the closing prices for the five trading days immediately before and including the third trading day preceding the repurchase date. We may only pay the repurchase price in common stock if we satisfy conditions provided in the existing notes indenture.

           A repurchase event will be considered to have occurred if:

                1. our common stock or other common stock into which the existing notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States; or

                2.  one of the following "change in control" events occurs:

                    o any person or group becomes the beneficial owner of more than 50% of the voting power of our outstanding securities entitled to generally vote for directors;

                    o our shareholders approve any plan or proposal for our liquidation, dissolution or winding up;

                    o we consolidate with or merge into any other corporation or any other corporation merges into us and, as a result, our outstanding common stock is changed or exchanged for other assets or securities unless our shareholders immediately before the transaction own, directly or indirectly, immediately following the transaction at least 51% of the combined voting power of the corporation resulting from the transaction in substantially the same proportion as their ownership of our voting stock immediately before the transaction;

                    o we convey, transfer or lease all or substantially all of our assets to any person; or

                    o the continuing directors do not constitute a majority of our board of directors at any time.

           However, a change in control will not be deemed to have occurred if:

                    o the last sale price of our common stock for any five trading days during the ten trading days immediately before the change in control is equal to at least 105% of the conversion price; or

                    o all of the consideration, excluding cash payments for fractional shares in the transaction constituting the change in control, consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, and as a result of the transaction the existing notes become convertible solely into that common stock.

           The term "continuing director" means at any date a member of our board of directors:

                    o who was a member of our board of directors on December 31, 1999; or

                    o who was nominated or elected by at least a majority of the directors who were continuing directors at the time of the nomination or election or whose election to our board of directors was recommended by at least a majority of the directors who were continuing directors at the time of the nomination or election or by the nominating committee comprised of our independent directors.

           Under the above definition of continuing director, if the current board of directors approved a new director or directors and then resigned, no change in control would occur. The interpretation of the phrase "all or substantially all" used in the definition of change in control would likely depend on the facts and circumstances existing at such time. As a result, there may be uncertainty as to whether or not a sale or transfer of "all or substantially all" of our assets has occurred.

           We will be required to mail holders of existing notes a notice within 15 days after the occurrence of a repurchase event. The notice must describe, among other things, the repurchase event, the holder's right to elect repurchase of the existing notes and the repurchase date. We must deliver a copy of the notice to the trustee and cause a copy, or a summary of the notice, to be published in a newspaper of general circulation in New York, New York. The holder may exercise its repurchase rights by delivering written notice to us and the existing notes trustee. The notice must be accompanied by the existing notes duly endorsed for transfer to us. The holder must deliver the exercise notice on or before the close of business on the thirty-fifth calendar day after the mailing date of the repurchase notice.

           The holders of the existing notes may require us to repurchase all or any portion of their existing notes upon a repurchase event. We may not have sufficient cash funds to repurchase the existing notes upon a repurchase event. We may elect, subject to certain conditions, to pay the repurchase price in common stock. Certain of our existing debt agreements, as well as future debt agreements, may prohibit us from paying the repurchase price in either cash or common stock. If we are prohibited from repurchasing the existing notes, we could seek consent from our lenders to repurchase the existing notes. If we are unable to obtain their consent, we could attempt to refinance the existing notes. If we were unable to obtain a consent or refinance, we would be prohibited from repurchasing the existing notes. If we were unable to repurchase the existing notes upon a repurchase event, it would result in an event of default under the existing notes indenture. An event of default under the existing notes indenture could result in a further event of default under our other then-existing debt. In addition, the occurrence of the repurchase event may be an event of default under our other debt. As a result, we would be prohibited from paying amounts due on the existing notes under the subordination provisions of the existing notes indenture.

           The change in control feature may not necessarily afford holders of the existing notes with protection in the event of a highly leveraged transaction, a change in control or similar transactions involving us. We could, in the future, enter into transactions, including recapitalizations, that would not constitute a change in control but that would increase the amount of our senior indebtedness or other debt. We are not prohibited from incurring senior indebtedness or debt under the existing notes indenture. If we incur significant amounts of additional debt, this could have an adverse effect on our ability to make payments on the existing notes.

                o In addition, our management could undertake leveraged transactions that could constitute a change in control. The Board of Directors does not have the right under the existing notes indenture to limit or waive the repurchase right in the event of these types of leveraged transaction. Our requirement to repurchase existing notes upon a repurchase event could delay, defer or prevent a change of control. As a result, the repurchase right may discourage:

                    o   a merger, consolidation or tender offer;

                    o the assumption of control by a holder of a large block of our shares; and

                    o   the removal of incumbent management.

           The repurchase feature was a result of negotiations between us and the initial purchasers of the existing notes. The repurchase feature is not the result of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by us to adopt a series of anti-takeover provisions. We have no present intention to engage in a transaction involving a change of control, although it is possible that we would decide to do so in the future.

           The Securities Exchange Act and the SEC rules thereunder require the distribution of specific types of information to security holders in the event of issuer tender offers. These rules may apply in the event of a repurchase. We will comply with these rules to the extent applicable.

SUBORDINATION

           The existing notes are unsecured and subordinated to the prior payment in full of all existing and future senior indebtedness as provided in the existing notes indenture. Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, payments on the existing notes will be subordinated to the prior payment in full of all senior indebtedness. If the existing notes are accelerated following an event of default under the existing notes indenture, the holders of any senior indebtedness will be entitled to payment in full before the holders of the existing notes are entitled to receive any payment on the existing notes.

           We may not make any payments on the existing notes if:

                o we default in the payment on senior indebtedness beyond any grace period; or

                o any other default occurs and is continuing under any designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity, and we and the trustee receive a notice, known as a payment blockage notice, from a person permitted to give this notice under the existing notes indenture.

           We may resume making payments on the existing notes:

                o in the case of a payment default, when the default is cured or waived or ceases to exist; and

                o in the case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after receipt of the payment blockage notice.

           No new period of payment blockage may be commenced unless:

                o 365 days have elapsed since our receipt of the prior payment blockage notice; and

                o all scheduled payments on the existing notes have been paid in full, or the existing notes trustee or the holders of existing notes shall not have begun proceedings to enforce the right of the holders to receive payments.

           No default that existed on any senior indebtedness on the date of delivery of any payment blockage notice may be the basis for a subsequent payment blockage notice.

           The term "senior indebtedness" means the principal, premium, if any, and interest on, including bankruptcy interest, and any other payment on the following current or future incurred:

                o indebtedness for money borrowed or evidenced by existing notes, debentures, bonds or other securities;

                o reimbursement obligations under letters of credit, bank guarantees or bankers' acceptances;

                o indebtedness under interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

                o indebtedness consisting of commitment or standby fees under our credit facilities or letters of credit;

                o obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

                o obligations of the type listed above that have been assumed or guaranteed by us or in effect guaranteed, directly or indirectly, by us through an agreement to purchase; and

                o any amendment, modification, renewal, extension, refunding or deferral of any indebtedness or obligation of type listed in the bullet points above.

           Senior indebtedness will not include:

                o any indebtedness or amendment or modification that expressly provides that it is subordinate to or is not senior to or is on the same basis as the existing notes;

                o   any indebtedness to any subsidiary;

                o indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business; or

                o   the existing notes.

           If the trustee or any holder of the existing notes receives any payment or distribution of our assets of any kind on the existing notes in contravention of any of the terms of the existing notes indenture, then such payment or distribution will be held by the recipient in trust for the benefit of the holders of senior indebtedness, and will be immediately paid or delivered to the holders of senior indebtedness or their representative or representatives.

           In the event of our insolvency, liquidation, reorganization or payment default on senior indebtedness, we will not be able to make payments on the existing notes until we have paid in full all of our senior indebtedness. We may, therefore, not have sufficient assets to pay the amounts due on the existing notes. Neither we nor our subsidiaries are prohibited from incurring debt under the existing notes indenture. If we incur additional debt, our ability to pay amounts due on the existing notes could be adversely affected. At June 30, 2002, we had approximately $10.7 million of senior indebtedness. We may also incur additional debt in the future. The subordination provisions will not prevent the occurrence of any default or event of default or limit the rights of any holder of existing notes to pursue any other rights or remedies with respect to the existing notes.

           As a result of the subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceedings, holders of the existing notes may receive less than other creditors on a ratable basis.

EVENTS OF DEFAULT AND REMEDIES

           The following events constitute "events of default" under the existing notes indenture:

                o we fail to pay the principal or premium, if any, on any of the existing notes when due, whether or not prohibited by the subordination provisions of the existing notes indenture;

                o we fail to pay interest or liquidated damages on the existing notes when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the existing notes indenture;

                o we fail to perform any covenant in the existing notes indenture if such failure continues for 45 days after notice is given in accordance with the existing notes indenture;

                o we fail to repurchase any existing notes after a repurchase event;

                o   we fail to provide timely notice of a repurchase event;

                o we fail or any of our significant subsidiaries fail to make any payment at maturity on any indebtedness, including any applicable grace periods, in an amount in excess of $7,500,000, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the existing notes indenture;

                o a default by us or any significant subsidiary on any indebtedness that results in the acceleration of indebtedness in an amount in excess of $7,500,000, without this indebtedness being discharged or the acceleration being rescinded or annulled for 30 days after notice is given in accordance with the existing notes indenture; or

                o certain events involving bankruptcy, insolvency or reorganization of us or any significant subsidiary.

           The existing notes trustee is generally required under the existing notes indenture, within 90 days after its becoming aware of a default, to provide holders written notice of all incurred default. However, the existing notes trustee may, except in the case of a payment default on the existing notes, withhold this notice of default if it determines that withholding the notice is in the best interest of the holders.

           If an event of default has occurred and is continuing, the existing notes trustee or the holders of not less than 25% in principal amount of outstanding existing notes, may declare the principal and premium, if any, on the existing notes to be immediately due and payable. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding existing notes may, under circumstances set forth in the existing notes indenture, rescind the acceleration of the principal of and premium, if any, on the existing notes, other than the payment of principal of the existing notes that has become due other than because of the acceleration. If an event of default arising from events of bankruptcy, insolvency or reorganization occurs and is continuing with respect to us, all unpaid principal of and accrued interest on the outstanding existing notes would become due and payable immediately without any declaration or other act on the part of the existing notes trustee or holders of existing notes.

           Holders of a majority in principal amount of outstanding existing notes may direct the time, method and place of conducting any proceeding for any remedy available to the existing notes trustee or exercising any trust or power conferred on the existing notes trustee, subject to specified limitations. Before exercising any right or power under the existing notes indenture at the direction of the holders, the existing notes trustee will be entitled to receive from such holders reasonable security or indemnity against any costs, expenses and liabilities that it might incur as a result.

           Before the holder of an existing note may take any action to institute any proceeding relating to the existing notes indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

                o the holder must have given the existing notes trustee written notice of a continuing event of default;

                o the holders of at least 25% of the aggregate principal amount of all outstanding existing notes must make a written request of the existing notes trustee to take action because of the default;

                o holders must have offered reasonable indemnification to the existing notes trustee against the cost, expenses and liabilities of taking action; and

                o the existing notes trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification.

           These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on an existing note or the right to convert the existing note in accordance with the existing notes indenture.

           Generally, the holders of not less than a majority of the aggregate principal amount of outstanding existing notes may waive any default or event of default, except if:

                o we fail to pay the principal of, premium or interest on any existing note when due;

                o   we fail to convert any existing note into common stock; or

                o we fail to comply with any of the provisions of the existing notes indenture that would require the consent of the holder of each outstanding existing note affected.

           We will send the existing notes trustee annually a statement as to whether we are in default and the nature of any default under the existing notes indenture.

CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

           We may not consolidate or merge into another person or sell, lease, convey or transfer all or substantially all of our assets to another person, whether in a single or series of related transactions, unless:

                o either (A) we are the surviving entity, or (B) the resulting entity is a U.S. corporation, limited liability company, partnership or trust and expressly assumes in writing all of our obligations under the existing notes and the existing notes indenture;

                o   no default or event of default exists or would occur; and

                o other conditions specified in the existing notes indenture are satisfied.

MODIFICATIONS OF THE EXISTING NOTES INDENTURE

           The consent of the holders of a majority in principal amount of the outstanding existing notes affected is required to make a modification or amendment to the existing notes indenture. However, a modification or amendment requires the consent of the holder of each outstanding existing note affected if it would:

                o   extend the fixed maturity of any existing note;

                o reduce the interest rate or extend the time of payment of interest on any existing note;

                o reduce the principal amount or any premium of any existing note;

                o reduce any amount payable upon redemption or repurchase of any existing note;

                o adversely change our obligation to repurchase any existing note upon a repurchase event;

                o adversely change the holder's right to institute suit for the payment of any existing note;

                o   change the currency in which any existing note is payable;

                o   adversely modify the right to convert the existing notes;

                o adversely modify the subordination provisions of the existing notes; or

                o change the percentage required to consent to modifications and amendments.

SATISFACTION AND DISCHARGE

           We may discharge our obligations under the existing notes indenture while existing notes remain outstanding if:

                o all existing notes will become due in one year or are scheduled for redemption in one year; and

                o we deposit sufficient funds to pay all outstanding existing notes on their scheduled maturity or redemption date.

GOVERNING LAW

           The existing notes and the indenture are governed by the laws of the State of New York, without regard to conflicts of laws principles.

CONCERNING THE EXISTING NOTES TRUSTEE

           We have appointed the existing notes trustee as the initial paying agent, conversion agent, registrar and custodian for the existing notes. We may maintain deposit accounts and conduct other banking transactions with the existing notes trustee or its affiliates in the ordinary course of business. In addition, the existing notes trustee and its affiliates may in the future provide banking and other services to us in the ordinary course of their business.

           If the existing notes trustee becomes one of our creditors, the existing notes indenture and the Trust Indenture Act of 1939 may limit the right of the existing notes trustee to obtain payment on or realize on security for its claims. If the existing notes trustee develops any conflicting interest with the holders of existing notes or us, it must eliminate the conflict or resign.

                          DESCRIPTION OF CAPITAL STOCK

           Alkermes is authorized to issue 165,000,000 shares of capital stock, $0.01 par value per share, of which 160,000,000 shares have been designated as common stock par value $0.01 per share; 3,000,000 shares have been designated as preferred stock, par value $0.01 per share, none of which are issued and outstanding; 450,000 shares have been designated as non-voting common stock, 382,632 of which are issued and outstanding; and 1,550,000 shares are undesignated capital stock. The following description of Alkermes capital stock is subject to and qualified in its entirety by the provisions of Alkermes' Third Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and by the provisions of applicable Pennsylvania law. As used in this description, the words "we," "us" or "our" do not include any current or future subsidiary of Alkermes, Inc.

COMMON STOCK

           The majority of our authorized capital stock consists of common stock, par value $.01 per share. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences applicable to any series or class of capital stock with superior dividend rights that may be outstanding, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

           In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any series or class of capital stock with superior liquidation rights that may be outstanding. The outstanding shares of common stock are, and the common stock to be issued upon conversion of the new notes will be, fully paid and nonassessable. No pre-emptive rights, conversion rights, redemption rights or sinking fund provisions are applicable to the common stock.

           The 1988 Pennsylvania Business Corporation Law, as amended, ("1988 BCL") includes certain shareholder protection provisions, which apply to us.

           The following is a description of those provisions of the 1988 BCL that apply to us and that may have an anti-takeover effect. This description of the 1988 BCL is only a summary thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the 1988 BCL.

                     (i) Upon a control-share acquisition (acquiring person acquires or proposes to acquire 20%, 33 1/3% or 50% or more of the voting power of our common stock) the 1988 BCL operates to suspend the voting rights of the control shares (the newly acquired shares upon such an acquisition, plus any shares acquired within 180 days of exceeding a threshold) held by an acquiring person upon a control share acquisition. The acquiring person can regain his right to vote such control shares upon the approval of a majority of the outstanding disinterested shares and a majority of all common stock.

                     (ii) The disgorgement provisions require a controlling person (a person who acquired, offered to acquire or publicly disclosed the intention of acquiring at least 20% of the voting power of Alkermes) to disgorge "greenmail" profits, or profits realized from the disposition of our securities within 18 months after becoming a controlling person and the security was acquired by the controlling person within 24 months before or 18 months after becoming a controlling person.

                     (iii) The control transaction provisions of the 1988 BCL allow holders of voting shares of a corporation to "put" their stock to an acquiror for fair value in the event of a control transaction (the acquisition of 20% of voting power over our common stock). Fair value is defined as not less than the highest price paid by the acquiror during a certain 90 day period.

                     (iv) An interested shareholder (the beneficial owner of 20% of the voting stock either of a corporation or of an affiliate of the corporation who was at any time within the five-year period immediately prior to the date in question the beneficial owner of 20% of the voting stock of the corporation) cannot engage in a business combination with the corporation for a period of five years unless:
           (a) the board approves the business combination prior to the interested shareholder becoming such or approves the acquisition of shares in advance, or (b) if the interested shareholder owns 80% of such stock, the business combination is approved by a majority of the disinterested shareholders and the transaction satisfies certain "fair price" provisions. After the five-year period, the same restrictions apply, unless the transaction either is approved (a) by a majority of the disinterested shareholders and satisfies the fair price provisions or (b) by all shareholders.

                     (v) Corporations may adopt shareholders' rights plans with discriminatory provisions (sometimes referred to as poison pills) whereby options to acquire shares or corporate assets are created and issued which contain terms that limit persons owning or offering to acquire a specified percentage of outstanding shares from exercising, converting, transferring or receiving options and allows the exercise of options to be limited to shareholders or triggered based upon control transactions. Such poison pills take effect only in the event of a control transaction. Pursuant to the 1988 BCL, such poison pills may be adopted by the Board without shareholder approval.

                     (vi) Shareholders of a corporation do not have a statutory right to call special meetings of shareholders or to propose amendments to the articles under the provisions of the 1988 BCL.

                     (vii) In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider to the extent they deem appropriate, (i) the effects of any action upon shareholders, employees, suppliers, customers and creditors of the corporation and the community in which the corporation is located, (ii) the short-term and long-term interests of the corporation, including benefits that may accrue to the corporation from its long-term plans and the possibility that these interests may be best served by the continued independence of the corporation, (iii) the resources, intent and conduct (past, stated and potential) of any person seeking to acquire control of the corporation and (iv) all other pertinent factors. Further, the board of directors, committees of the board and individual directors are not required, in considering the best interests of the corporation or the effects of any action, to regard any corporate interest or the interests of any particular group affected by such action as a dominant or controlling interest or factor. The consideration of the foregoing factors shall not constitute a violation of the applicable standard of care.

NON-VOTING COMMON STOCK

           We have designated 450,000 shares of its capital stock as non-voting common stock of which 382,632 are currently outstanding. The holder of non-voting common stock is not entitled to vote on any matters submitted to a vote of shareholders except for (a) such statutory voting rights provided under the 1988 BCL or (b) any matter submitted to a vote of the shareholders which would amend, alter or repeal any provision of our Articles of Incorporation or the Bylaws so as to adversely affect the rights of the non-voting common stock.

           The holders of non-voting common stock (a) shall be entitled to receive the same dividends or distributions, in cash, shares of stock or other property, as the holders of common stock receive; (b) shall be entitled to the same liquidation rights as, and on a parity with, the holders of common stock; and (c) shall be entitled to any other rights or privileges as, and on a parity with, the holders of the common stock.

           The non-voting common stock is convertible, at the option of the holder, on a one-for-one basis into common stock. Additionally, each share of non-voting common stock shall automatically be converted into one share of common stock immediately upon the transfer of ownership by the initial holder or an "affiliate" of the initial holder to a third party which is not an "affiliate" of such holder.

PREFERRED STOCK

           Our board of directors has the authority, from time to time and without further action by the shareholders, to divide the designated and unissued preferred stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of capital stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters.

                BOOK-ENTRY SYSTEM - THE DEPOSITORY TRUST COMPANY

           The Depository Trust Company ("DTC") will act as depository for the new notes. The certificates representing the new notes will be in fully registered, global form without interest coupons registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

           So long as DTC or its nominee is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the new notes represented by such global notes for all purposes under the new notes indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the new notes indenture.

           DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds the new notes that its participants deposit with DTC. DTC also facilitates the settlement among participants of new notes transactions, such as transfers and pledges, in deposited new notes through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of new notes certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

           Purchases of new notes under the DTC system must be made by or through participants, which will receive a credit for the new notes on DTC's records. The beneficial ownership interest of each actual purchaser of each new note is in turn to be recorded on the participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the new notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in new notes, except in the event that use of the book-entry system for the new notes is discontinued.

           To facilitate subsequent transfers, all new notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of new notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new notes; DTC's records reflect only the identity of the participants to whose accounts such new notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

           Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of new notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the new notes, such as redemptions, tenders, defaults, and proposed amendments to the new notes documents. Beneficial owners of new notes may wish to ascertain that the nominee holding the new notes for their benefit has agreed to obtain and transmit notices to beneficial owners, or in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

           Payments of the principal of and interest on the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We understand that DTC's practice is to credit participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the new notes trustee on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the new notes trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the responsibly of the new notes trustee, disbursement of such payments to participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of participants.

           We will send any redemption notices to Cede & Co. We understand that if less than all of the new notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant to be redeemed. We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the new notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the new notes are credited on the record date identified in a listing attached to the omnibus proxy.

           A beneficial owner shall give notice to elect to have its new notes purchased or tendered, through its participant, to the new notes trustee, and shall effect delivery of such new notes by causing the participant to transfer the participant's interest in the new notes, on DTC's records, to the new notes trustee. The requirement for physical delivery of new notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the new notes are transferred by participants on DTC's records and followed by a book-entry credit of tendered new notes to the new notes trustee DTC account.

           DTC may discontinue providing its services as new notes depositary with respect to the new notes at any time by giving reasonable notice to us or the new notes trustee. If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed within 90 days, we will issue definitive, certificated original new notes in exchange for the global notes.

           The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

           The following is a summary of the material United States federal income tax consequences relating to the exchange offer and the ownership and disposition of the new notes and common stock received upon a conversion of new notes. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances and the U.S. federal income tax consequences to certain types of holders subject to special treatment under the Internal Revenue Code of 1986 (the "Code"). This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or under U.S. federal estate or gift tax laws (except as specifically described below with respect to non-U.S. holders). In addition, this discussion does not address all tax considerations that may be applicable to a holder's particular circumstances or to holders that may be subject to special tax rules: holders subject to the alternative minimum tax; banks, insurance companies, or other financial institutions; foreign persons or entities (except to the extent specifically set forth below); tax-exempt organizations; dealers in securities or commodities; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; holders whose "functional currency" is not the U.S. dollar; holders that hold the existing notes or the new notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or persons deemed to sell the existing notes or the new notes under the constructive sale provisions of the Code. The discussion assumes that the existing notes are held, and the new notes will be held, as "capital assets" within the meaning of Section 1221 of the Code. The discussion also assumes that the new notes will be treated as debt for U.S. federal income tax purposes.

           This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations of the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. There can be no assurance that the Internal Revenue Service (the "Service") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the Service with respect to the U.S. federal income tax consequences of the exchange offer.

           As used herein, a "U.S. holder" means a beneficial owner of existing notes or new notes received in the exchange offer that is a citizen or resident (within the meaning of Section 7701(b) of the Code) of the United States, a corporation (including a non-corporate entity taxable as a corporation), formed under the laws of the U.S. or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source and a trust subject to the primary supervision of a court within the United States and the control of a United States fiduciary as described in
Section 7701(a)(30) of the Code or any other person whose income or gain with respect to a new note is effectively connected with the conduct of a U.S. trade or business. If an entity treated as a partnership for Federal income tax purposes holds existing or new notes, the tax treatment of a partner depends upon the status of the partner and the activities of the partnership. A "non-U.S. holder" is any beneficial owner of existing notes or new notes other than a U.S. holder.

           We intend to treat the new notes as indebtedness for U.S. federal income tax purposes. Such characterization is binding on us (but not the Service or a court). Each holder of a new note also must treat the new notes as indebtedness unless the holder makes adequate disclosure on its income tax return; however, by participating in the exchange, a holder of a new note agrees to treat the new note as indebtedness under these rules.

           INVESTORS CONSIDERING THE EXCHANGE OF EXISTING NOTES IN THE EXCHANGE OFFER OR PURCHASING NEW NOTES IN THE CASH OFFER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

TREATMENT OF EXCHANGE OFFER

           The tax treatment of a U.S. holder's exchange of existing notes for new notes pursuant to the exchange offer will depend on whether that exchange is treated as a "recapitalization" as provided in Section 368(a)(1)(E) of the Code. The exchange will be treated as a recapitalization only if both the existing notes and the new notes constitute "securities" within the meaning of the provisions of the Code governing reorganizations. This, in turn, depends upon the facts and circumstances surrounding the origin and nature of these debt instruments and upon the interpretation of numerous judicial decisions.

           If the exchange of existing notes for new notes constitutes a recapitalization, since the principal amount of the existing notes exceeds the principal amount of the new notes, a U.S. holder: (a) will not recognize gain or loss on the exchange; (b) will have a tax basis in the new notes equal to the U.S. holder's adjusted tax basis in the existing notes exchanged for the new notes; and (c) will have a holding period for the new notes that includes the period during which the U.S. holder held the existing notes. A U.S. holder who receives cash for a fractional existing note, generally will recognize gain or loss on the payment for such fractional existing note. See "Tax Treatment of the Ownership and Disposition of New Notes and Common Stock - Sale, exchange or retirement of the new notes" below for a more complete discussion of the treatment of any such payment.

           If the exchange of existing notes for new notes does not constitute a recapitalization, a U.S. holder: (a) generally will recognize gain or loss on the exchange of existing notes for new notes equal to the difference between (i) the issue price of the new notes received (which, since the new notes will be publicly traded as defined in the regulations under Code Section 1273, will be the fair market value of the new notes on the issue date) and (ii) the U.S. holder's adjusted tax basis in the existing notes; (b) will have a tax basis in the new notes equal to the fair market value of the new notes; and (c) will have a holding period for the new notes commencing on the day after the expiration date. Any gain or loss recognized by a U.S. holder will be long-term capital gain or loss if the U.S. holder has held the existing notes as capital assets for more than one year, except to the extent attributable to accrued interest which will be taxable as ordinary income. However, under the market discount rules, any gain recognized by a U.S. holder will be ordinary income to the extent of any accrued market discount which has not previously been included in income.

           A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of existing notes for new notes, except in the instances comparable to those described in "Non-U.S. holders--Gain on disposition of the new notes and common stock" with respect to sales of the new notes and common stock.

           For tax purposes, the exchange generally should be considered to take place on the expiration date.

TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES AND COMMON STOCK

           STATED INTEREST AND ORIGINAL ISSUE DISCOUNT ON THE NEW NOTES

           As described above, the new notes provide that we may pay stated interest on the notes by delivering shares of our common stock equal to the number obtained by dividing the interest due by 90% of the average of the common stock's closing price for each of the five trading days immediately preceding the second trading day prior to the interest payment date. If we elect this option, the amount of interest received by a U.S. holder of a new note on any interest payment date may not exactly equal the note's stated return. It is possible that the Service could seek to analyze the U.S. federal income tax consequences of owning a new note under Treasury Regulations governing contingent payment debt instruments (the "Contingent Payment Debt Regulations"). As discussed below under "Potential contingent payment treatment," we intend to take the position that the Contingent Debt Regulations do not apply to the new notes. The discussion in this section assumes such regulations do not apply to the new notes.

           The stated interest on the existing notes will be includable in a U.S. holder's gross income as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the U.S. holder's regular method of tax accounting. In addition, if any interest is paid in our common stock, a U.S. holder's interest income will be equal to the fair market value of the stock received on the payment date.

           We do not anticipate that the new notes will be issued with original issue discount. As a result, we anticipate that a U.S. holder will not be subject to tax on original issue discount but instead will be subject to tax only on stated interest (or our shares received as interest) on the new notes. If, however, the issue price of the new notes, which for this purpose is their fair market value, is determined to be significantly less than the stated redemption price at maturity of the new notes so that the original issue discount on the new notes is not considered to be de minimis, the U.S. federal income tax consequences set forth below will apply.

           The amount of original issue discount on a debt instrument generally is equal to the difference between the stated redemption price at maturity of the debt instrument and the debt instrument's issue price. However, if the original issue discount on a debt instrument is less than 1/4 of 1 percent of the stated redemption price at maturity of the debt instrument multiplied by the number of complete years to maturity, the original issue discount on the debt instrument is considered de minimis and will be deemed to be zero. The stated redemption price at maturity of a debt instrument will equal the sum of all amounts provided under the debt instrument, regardless of whether denominated as principal or interest, other than "qualified stated interest" payments. For such purposes, "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate. The stated interest on the new notes will constitute "qualified stated interest."

           A U.S. holder, other than holders with amortizable bond premium or offsetting acquisition premium, must include any original issue discount on the new notes as ordinary interest income as it accrues (in advance of the receipt of any cash payments attributable to such income) in accordance with a constant yield method based on a compounding of interest, regardless of such U.S. holder's regular method of tax accounting. Subject to making an appropriate election, a U.S. holder generally will be permitted to include all interest that accrues or is to be paid on the new notes in income under the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

           POTENTIAL CONTINGENT PAYMENT DEBT TREATMENT

           For purposes of the Contingent Payment Debt Regulations, a payment is not a contingent payment if the payment is subject to a remote or incidental contingency. A contingency is "remote" if there is a remote likelihood that the contingency will occur. A contingency is "incidental" if the potential amount of the payment under all reasonably anticipated market conditions is insignificant relative to the total expected payments on the debt instrument. Payments on a debt instrument are not contingent merely because the instrument is convertible into stock of the issuer. Where an option is exercisable by an issuer of notes, original issue discount initially will be calculated based on the assumption that the issuer will take the position that minimizes the yield on such debt instruments.

           We intend to take the position that the possibility of payment of one or more interest payments in stock is either remote or incidental. In the alternative, because the yield on the new notes would likely increase if we exercise the option to pay in stock, we believe that our option to pay in stock should be disregarded at the outset. The Service could, however, adopt a different position and assert that contingent original issue discount should be imputed on the new notes, and such position could potentially be sustained. As a result, the amount includible in income by U.S. holders could be increased as described above. If we actually do exercise our option to pay in stock, the new notes will be deemed reissued with a new payment schedule which could have a similar result of increasing the amount includible in income by U.S. holders.

           Our determination that a contingency is either remote or incidental is binding on all holders.

           AMORTIZABLE BOND PREMIUM AND ACQUISITION PREMIUM

           As discussed above, a U.S. holder's initial tax basis in the new notes will depend in part on the tax treatment of the exchange offer to such U.S. holder, including whether the U.S. holder reports a gain as a result thereof. If a U.S. holder's initial tax basis in the new notes is greater than the stated redemption price at maturity, such U.S. holder generally will not be required to include original issue discount, if any, in income. In addition, such U.S. holder will have "amortizable bond premium" with respect to the new notes, to the extent that the premium is not attributable to the conversion feature on the new note, which may be deductible to the U.S. holder over the term of the new notes.

           If a U.S. holder's initial tax basis in the new notes is greater than the issue price of the new notes but less than the stated redemption price at maturity, such U.S. holder generally will be considered to have "acquisition premium" with respect to the new notes, which may reduce the amount of original issue discount, if any, that the U.S. holder is required to include in income.

           SALE, EXCHANGE OR RETIREMENT OF THE NEW NOTES

           A U.S. holder generally will recognize gain or loss on the sale, exchange or retirement of new notes equal to the difference between the amount realized on the sale, exchange or retirement of the new notes and the U.S. holder's adjusted tax basis in the new notes. Any gain or loss recognized on the sale, exchange or retirement of new notes will generally be long-term capital gain or loss if the U.S. holder has held the new notes as capital assets for more than one year, other than amounts attributable to accrued interest. However, under the market discount rules, any gain recognized by a U.S. holder will be ordinary income to the extent of the accrued market discount which has not previously been included in income. For these purposes, if the exchange constitutes a recapitalization, any accrued market discount that the U.S. holder had in the existing notes that had not been previously included in income will be considered to be market discount with respect to the new notes. The amount realized on a redemption by us of a new note for stock is the fair market value of the stock on the redemption payment date. To the extent any cash is received by the holder of a new note in lieu of fractional shares, the cash will be treated as if received in exchange for the fractional share.

           CONSTRUCTIVE DIVIDEND

           If at any time we make a distribution of property to shareholders that would be taxable to such shareholders as a dividend for U.S. federal income tax purposes and, pursuant to the anti-dilution provisions of the indenture, the conversion rate of the new notes is increased, such increase may be deemed to be the payment of a taxable dividend to U.S. holders of new notes. If the conversion rate is increased at our discretion, this increase may be deemed to be the payment of a taxable dividend to U.S. holders of new notes.

           CONVERSION OF NEW NOTES INTO COMMON STOCK

           A U.S. holder's conversion of a new note into common stock generally will not be a taxable event. The U.S. holder's tax basis in the common stock received on conversion of new notes will be the same as the U.S. holder's adjusted tax basis in the new notes at the time of conversion, exclusive of any tax basis allocable to a fractional share for which the holder receives cash. The holding period for the common stock received on conversion will include the holding period of the new notes converted. The receipt of cash in lieu of fractional shares of common stock should generally result in capital gain or loss. This capital gain or loss will be measured by the difference between the cash received for the fractional share interest and the U.S. holder's tax basis in the fractional share interest.

           COMMON STOCK

           Distributions, if any, paid on the common stock after a conversion, to the extent made from our current or accumulated earnings and profits, will be included in a U.S. holder's income as ordinary income as they are paid. Distributions in excess of our current and accumulated earnings and profits will reduce a U.S. holder's basis for the common stock until the basis is zero and any additional distributions in excess of our current and accumulated earnings and profits will be short term or long term capital gain, depending upon whether the U.S. holder's holding period for the common stock exceeds one year. Gain or loss realized on a sale or exchange of common stock will equal the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such stock. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder's holding period in the common stock is more than one year. However, under the market discount rules, any gain recognized by a U.S. holder will be ordinary income to the extent of the accrued market discount that has not previously been included in income. For these purposes, any market discount that the U.S. holder had in the existing notes that carried over to the new notes, and has not been previously included in income, will be considered to be market discount with respect to the common stock.

NON-U.S. HOLDERS

           The following discussion is a summary of the principal U.S. federal income and estate tax consequences resulting from the ownership of the new notes or common stock by non-U.S. holders.

           WITHHOLDING TAX ON PAYMENTS OF PRINCIPAL AND INTEREST ON NEW NOTES

           The payment of principal and interest on new notes to a non-U.S. holder will not be subject to U.S. federal withholding tax if:

                o such interest is not effectively connected with an office or other fixed place of business in the U.S.;

                o the non-U.S. holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock, including any common stock that may be received as a result of the conversion of new notes, and is not a controlled foreign corporation that is related to us within the meaning of the Code; and

                o the beneficial owner of the new notes certifies to us or our agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address on United States Treasury Form W-8 BEN (or a suitable substitute form) or a securities clearing organization, bank or other qualified financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the new note certifies under penalties of perjury that such a Form W-8 BEN (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

           GAIN ON DISPOSITION OF THE NEW NOTES AND COMMON STOCK

           Provided that we are at no time a United States real property holding corporation within the meaning of Section 897(c) of the Code (a "USRPHC"), a non-U.S. holder generally will not be subject to U.S. federal income tax on gain or income realized on the sale, exchange or redemption of new notes, including the conversion of new notes for common stock, or the sale or exchange of common stock unless in the case of an individual non-U.S. holder:

                o such holder is present in the U.S. for 183 days or more in the year of such sale, exchange or redemption;

                o has a "tax home" in the U.S. and the gain or income is not attributable to an office or other fixed place of business maintained by such non-U.S. holder outside of the U.S.; or

                o the gain from the disposition is attributable to an office or other fixed place of business in the U.S.

           Even if we are determined to be a USRPHC, a non-U.S. holder not described in the preceding sentence will not be subject to U.S. federal income tax on any such gain or income provided that such holder does not actually or constructively own more than 5% of the common stock, including any common stock that may be received as a result of the conversion of new notes and does not own, on any date on which the holder acquires new notes, new notes with an aggregate value of 5% or more of the aggregate value of the outstanding common stock on such date. Under present law we would not at any time within a specified (generally five-year) period be a USRPHC so long as during a specified (generally five-year) period:

                o the fair market value of our U.S. real property interests is less than 50% of the sum of the fair market value of our U.S. real property interests, our interests in real property located outside the U.S. and other of our assets that are used or held for use in a trade or business.

           We believe that we are not presently a USRPHC, but there can be no assurance that we will not become a USRPHC in the future.

           COMMON STOCK

           Dividends, if any, paid on the common stock to a non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax, subject to reduction for non-U.S. holders eligible for the benefits of certain income tax treaties. Common stock held by an individual who at the time of death is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) will be included in the individual's gross estate subject to reduction of such estate tax if the individual is eligible for the benefits of an estate tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

           Payments on the new notes, and payments of dividends on the common stock to certain non-corporate holders generally will be subject to information reporting and possible to "backup withholding" at a rate of 30% (29% in 2003 and 28% beginning January 1, 2004). Information reporting and backup withholding will not apply, however, to payments made on a new note if the certification described under "Non-U.S. Holders - Withholding tax on payments of principal and interest on new notes" above is received, provided in each case that the payor does not have actual knowledge that the holder is a U.S. holder, or to payments made on the common stock if such payments are subject to the 30% or lower rate as described above (or reduced treaty rate) withholding tax described above under "Non-U.S. holders - Common stock."

           Payment of proceeds from the sale of a new note or common stock to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Payment outside the U.S. of the proceeds of the sale of a new note or common stock to or through a foreign office of a "broker" (as defined in applicable Treasury Regulations) will not be subject to information reporting or backup withholding, except that, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50 percent or more of whose gross income is from a U.S. trade or business, information reporting will apply to such payment unless the broker has documentary evidence in its records that the beneficial owner is not a U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

           Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax, and may entitle such holder to a refund, provided that the required information is furnished to the Service.

TAX CONSEQUENCES TO US

           We anticipate recognizing taxable income from discharge of indebtedness in the amount that the principal amount of the existing notes exchanged for new notes exceeds the issue price (in this instance, fair market value) of the new notes. We have net operating losses and current operating loss carryovers that will off set this income for federal income tax purposes. As a result, we do not anticipate paying any federal income tax; however, we may be required to pay income tax in certain states in which we do business. Also, because we can pay the interest on the new notes, at our option, in shares of our common stock, we will not be able to deduct the interest we pay on the new notes.

                              PLAN OF DISTRIBUTION

           We have engaged U.S. Bancorp Piper Jaffray, Inc. to use its best efforts to find purchasers for any or all of the $50 million of additional new notes, which will be offered to holders of existing notes which are tendered and accepted for exchange in the exchange offer. U.S. Bancorp Piper Jaffray, Inc. is not obligated to take or pay for any of the additional new notes. The purchase price for the additional new notes is 100% of the principal amount of the new notes, plus accrued interest from the issue date. As compensation for its services, we have agreed to pay U.S. Bancorp Piper Jaffray, Inc. a selling commission, payable in cash equal to 3 1/2% of the aggregate principal amount of new notes sold in the cash offer. U.S. Bancorp Piper Jaffray, as placement agent in the cash offer, may allow, and dealers may reallow, a discount not in excess of [$ ] per new note to other dealers. We also will pay U.S. Bancorp Piper Jaffray, Inc. its costs and expenses relating to the performance of its obligation in connection with the offer of additional new notes, including fees and expenses of U.S. Bancorp Piper Jaffray, Inc.'s counsel. We are also paying U.S. Bancorp Piper Jaffray, Inc., a dealer manager fee of up to $1.5 million in connection with the exchange offer which is discussed under the heading "The Exchange Offer--Fees and expenses."

           The placement agreement provides that the obligations of U.S. Bancorp Piper Jaffray, Inc. are subject to enumerated conditions.

           U.S. Bancorp Piper Jaffray, Inc. has advised us that it proposes to offer for sale the additional new notes to holders submitting their existing notes in the exchange offer that wish to purchase new notes in addition to those received in exchange for their existing notes.

           Indemnity. The dealer manager agreement and the placement agreement provide that we will indemnify U.S. Bancorp Piper Jaffray, Inc. against certain liabilities, including liabilities under the Securities Act.

           Lock-up agreements. All of our executive officers and directors have agreed, for a period of 90 days after the expiration date of the exchange offer, not to offer, sell, contract to sell or otherwise transfer, dispose of, loan, pledge, assign or grant (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any rights to, or interests in, any shares of common stock, any options or warrants to purchase any shares of common stock, any securities convertible into or exchangeable for shares of common stock owned as of the date of this prospectus or subsequently acquired directly by the holders or to which they have or subsequently acquire the power of disposition, without the prior written consent of U.S. Bancorp Piper Jaffray, Inc. Our executive officers and directors also have agreed or will agree not to enter into any transaction (including a derivative transaction) having an economic effect similar to that of a sale of new notes, any shares of common stock or any securities of ours which are substantially similar to the new notes or the shares of common stock or which are convertible into or exchangeable for, or represent the right to receive, shares of common stock or securities that are substantially similar to the shares of common stock, subject to certain exceptions, without the prior consent of U.S. Bancorp Piper Jaffray, Inc. There are no agreements between U.S. Bancorp Piper Jaffray, Inc. and any of our directors and officers providing consent by U.S. Bancorp Piper Jaffray, Inc. to the sale of securities prior to the expiration of the lock-up period.

           Future sales. In addition, we have agreed that during the period of 90 days after the date of this prospectus, we will not, without the prior written consent of U.S. Bancorp Piper Jaffray, Inc., issue, sell, contract to sell or otherwise dispose of any shares of any common stock, any options or warrants to purchase any shares of common stock or any securities convertible into, exercisable for or exchangeable for shares of common stock, other than our sale of new notes in this offering, the issuance of shares of common stock upon the exercise of outstanding options or warrants and the grant of options to purchase shares of common stock under our existing stock and incentive award plans or the issuance of shares of common stock upon conversion of the existing notes and the new notes. We also have agreed not to enter into any transaction (including a derivative transaction) having an economic effect similar to that of an issuance of, any of our securities which are substantially similar to the shares or which are convertible into or exchangeable for, or represent the right to receive, shares or securities that are substantially similar to the shares, subject to certain exceptions, without the prior consent of U.S. Bancorp Piper Jaffray, Inc.

           No prior market for new notes. Prior to this offering, there has been no market for the new notes. Consequently, the offering price for the additional new notes to be sold in this offering was determined through negotiations between us and U.S. Bancorp Piper Jaffray, Inc. Among the factors considered in those negotiations were prevailing market conditions, our financial information, the price of the existing notes, market valuations of other companies that we and U.S. Bancorp Piper Jaffray, Inc. believe to be comparable to us, estimates of our business potential and the present state of our development.

           We do not intend to list the new notes for trading on any securities exchange. We have been advised by U.S. Bancorp Piper Jaffray, Inc. that it presently intends to make a market in the new notes as permitted by applicable laws and regulations. U.S. Bancorp Piper Jaffray, Inc. has no obligation, however, to make a market in the new notes and may discontinue market making at any time without notice.

           Stabilization. We have been advised by U.S. Bancorp Piper Jaffray, Inc. that certain persons participating in this offering may engage in transactions, including stabilizing bids that may have the effect of stabilizing or maintaining the market price of the new notes. Stabilization bids are bids for, or the purchase of, new notes on behalf of U.S. Bancorp Piper Jaffray, Inc. for the purpose of fixing or maintaining the price of the new notes.

                                  LEGAL MATTERS

           Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania will pass upon the validity of the new notes. Morris Cheston, Jr., a partner at Ballard Spahr Andrews & Ingersoll, LLP, is corporate secretary of Alkermes. Customary legal matters will be passed upon for the dealer manager by Shearman & Sterling, Washington, D.C. and Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS

           The consolidated financial statements of Alkermes, Inc. and its subsidiaries as of March 31, 2002 and 2001 and for each of the three years in the period ended March 31, 2002 incorporated by reference in this prospectus from Alkermes, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

           Alkermes, Inc. is a reporting company and files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements, and other information at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available at the Securities and Exchange Commission's web site at "http://www.sec.gov". In addition, you can read and copy our filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

           The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

                o Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

                o Quarterly Report on Form 10-Q for the period ended June 30, 2002;

                o   Current report on Form 8-K filed June 28, 2002;

                o   Current Report on Form 8-K filed August 27, 2002; and

                o Item 1 of Registration Statement of Alkermes on Form 8-A dated June 28, 1991, as amended by a Report on Form 8-A/A dated January 17, 1997.

           Upon written or oral request, Alkermes will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Investor Relations, 88 Sidney Street, Cambridge, Massachusetts 02139 or (617) 494-0171.

                               The exchange agent:

                       STATE STREET BANK AND TRUST COMPANY

                          By Mail or Overnight Courier

                                 Mr. Ralph Jones
                       State Street Bank and Trust Company
                           Corporate Trust, 5th Floor
                              2 Avenue de Lafayette
                                Boston, MA 02111


                           By Facsimile Transmission:
                                 (617) 662-1452

                              Confirm by Telephone:
                                 (617) 662-1548



                             The information agent:

                    GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                           17 State Street, 10th Floor
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 440-9800
                         Call Toll Free: (866) 318-0506

           Any questions or requests for assistance or additional copies of this prospectus and the letter of transmittal may be directed to the information agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the exchange offer.

                   The dealer manager for the exchange offer:

                           U.S. BANCORP PIPER JAFFRAY
                        345 California Street, Suite 2200
                             San Francisco, CA 94104
                                 (877) 420-2321
                     Attention: Convertible Securities Desk
                         Jeff Winaker or Brian Sullivan

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Registrant. Section
5.1 of the Registrant's bylaws provides that the Registrant shall indemnify any director or officer of the Registrant against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her, including actions or suits by or in the right of the Registrant, by reason of the fact that he or she is or was a director or officer of the Registrant or any of its subsidiaries or acted as a director or officer or in any other capacity on behalf of the Registrant or any of its subsidiaries or is or was serving at the request of the Registrant as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

           The Registrant will pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any officer or director entitled to indemnification in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Registrant as authorized. The financial ability of such officer or director to make such repayment shall not be prerequisite to the making of an advance.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number                         Description

     1.1            Form of Dealer Manager Agreement*

     1.2            Form of Placement Agreement.*

     3.1 Third Amended and Restated Articles of Incorporation as filed with the Pennsylvania Secretary of State on June 7, 2001 (Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

     3.2 Amended and Restated Bylaws of Alkermes, Inc., effective as of February 11, 2002 (Incorporated by reference to Exhibit
                    3.2 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

     4.1 Form of Indenture between Registrant and State Street Bank and Trust Company, as trustee, relating to the Registrant's 6.52% Convertible Senior Subordinated Notes due December , 2009.*

     4.2 Form of 6.52% Convertible Senior Subordinated Note due December , 2009 (Included as Exhibit A to Exhibit 4.1).*

     4.3            Specimen of Common Stock Certificate of Alkermes, Inc.
                    (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 33-40250)).

     4.4 Indenture, dated February 18, 2000, between the Registrant and State Street Bank and Trust Company (relating to the existing notes) (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-31354)).

     5.1            Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

     10.1 License Agreement, dated as of April 14, 1999, by and between Genentech, Inc. and Alkermes Controlled Therapeutics, Inc. (Incorporated by reference to Exhibit
                    10.18 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)**

     10.2 Manufacture and Supply Agreement, entered into April 5, 2001, by and between Alkermes, Inc. and Genentech, Inc. (Incorporated by reference to Exhibit 10.16 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001.)***

     10.3 License Agreement, dated as of February 13, 1996, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International (United States) (assigned to Alkermes Controlled Therapeutics Inc. II in March 1996). (Incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996.)***

     10.4 License Agreement, dated as of February 21, 1996, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International (worldwide except United States) (assigned to Alkermes Controlled Therapeutics Inc. II in March 1996). (Incorporated by reference to Exhibit 10.20 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996.)***

     10.5 Manufacturing and Supply Agreement, dated August 6, 1997, by and among Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).****

     10.5(a) Letter Agreement and Exhibits to Manufacturing and Supply Agreement, dated February 1, 2002, by and among Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19(a) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).****

     10.5(b) Addendum to Manufacturing and Supply Agreement, dated August 2001, by and among Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19(b) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).****

     12.1 Statement regarding computation of ratio of earnings to fixed charges.

     21.1           Subsidiaries of Alkermes, Inc.*

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).*

     23.2           Consent of Deloitte & Touche LLP.

     24.1           Power of Attorney (included on signature page).

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company.*

     99.1           Form of Letter of Transmittal.*

     99.2           Form of Notice of Guaranteed Delivery.*

     99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

     99.4           Form of Letter to Clients.*

_______________
*          To be filed by amendment.

** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted August 19, 1999. Such provisions have been filed separately with the Commission.

*** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 3, 1996. Such provisions have been filed separately with the Commission.

**** Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed July 1, 2002. Such provisions have been filed separately with the Commission.

ITEM 22.  UNDERTAKINGS

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

           The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415(ss.230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

           The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-4 and Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on November 6, 2002.

                                   ALKERMES, INC.


                                   By: /s/ Richard F. Pops
                                      ------------------------------------------
                                       Richard F. Pops, Chief Executive Officer

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard F. Pops and James M. Frates and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title                              Date
---------                    -----                              ----


-------------------------    Director and Chairman of the       November _, 2002
     Michael A. Wall         Board

 /s/ Richard F. Pops         Director and Chief Executive       November 6, 2002
-------------------------    Officer (Principal Executive
     Richard F. Pops          Officer)

 /s/ James M. Frates         Director and Vice President and    November 6, 2002
-------------------------    Treasurer (Principal Financial
     James M. Frates         Officer and Principal Accounting
                             Officer)

 /s/ Floyd E. Bloom          Director                           November 6, 2002
-------------------------
     Floyd E. Bloom

Signature                    Title                              Date
---------                    -----                              ----

 /s/ Robert A. Breyer        Director                           November 6, 2002
-------------------------
     Robert A. Breyer


 /s/ John K. Clarke          Director                           November 6, 2002
-------------------------
     John K. Clarke


-------------------------    Director                           November _, 2002
     Alexander Rich

 /s/ Paul Schimmel           Director                           November 6, 2002
-------------------------
     Paul Schimmel

                                  EXHIBIT INDEX

Exhibit Number                         Description
--------------                         -----------

     1.1            Form of Dealer Manager Agreement.*

     1.2            Form of Placement Agreement.*

     3.1 Third Amended and Restated Articles of Incorporation as filed with the Pennsylvania Secretary of State on June 7, 2001 (Incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

     3.2 Amended and Restated Bylaws of Alkermes, Inc., effective as of February 11, 2002 (Incorporated by reference to Exhibit
                    3.2 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

     4.1 Form of Indenture between Registrant and State Street Bank and Trust Company, as trustee, relating to the Registrant's 6.52% Convertible Senior Subordinated Notes due December , 2009.*

     4.2 Form of 6.52% Convertible Senior Subordinated Notes due December , 2009 (Included as Exhibit A to Exhibit 4.1).*

     4.3            Specimen of Common Stock Certificate of Alkermes, Inc.
                    (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 33-40250)).

     4.4 Indenture, dated February 18, 2000, between the Registrant and State Street Bank and Trust Company (relating to the existing notes) (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-31354)).

     5.1            Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

     10.1 License Agreement, dated as of April 14, 1999, by and between Genentech, Inc. and Alkermes Controlled Therapeutics, Inc. (Incorporated by reference to Exhibit
                    10.18 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999.)**

     10.2 Manufacture and Supply Agreement, entered into April 5, 2001, by and between Alkermes, Inc. and Genentech, Inc. (Incorporated by reference to Exhibit 10.16 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001.)***

     10.3 License Agreement, dated as of February 13, 1996, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International (United States) (assigned to Alkermes Controlled Therapeutics Inc. II in March 1996). (Incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996.)***

     10.4 License Agreement, dated as of February 21, 1996, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International (worldwide except United States) (assigned to Alkermes Controlled Therapeutics Inc. II in March 1996). (Incorporated by reference to Exhibit 10.20 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996.)***

     10.5 Manufacturing and Supply Agreement, dated August 6, 1997, by and among Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).****

     10.5(a) Letter Agreement and Exhibits to Manufacturing and Supply Agreement, dated February 1, 2002, by and among Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19(a) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).****

     10.5(b) Addendum to Manufacturing and Supply Agreement, dated August 2001, by and among Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19(b) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).****

     12.1 Statement regarding computation of ratio of earnings to fixed charges.

     21.1           Subsidiaries of Alkermes, Inc.*

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).*

     23.2           Consent of Deloitte & Touche LLP.

     24.1           Power of Attorney (included on signature page).

     25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company.*

     99.1           Form of Letter of Transmittal.*

     99.2           Form of Notice of Guaranteed Delivery.*

     99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*

     99.4           Form of Letter to Clients.*

   _______________
*          To be filed by amendment.

** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted August 19, 1999. Such provisions have been filed separately with the Commission.

*** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 3, 1996. Such provisions have been filed separately with the Commission.

**** Confidential status has been requested for certain portions thereof pursuant to a Confidential Treatment Request filed July 1, 2002. Such provisions have been filed separately with the Commission.